 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, VIA EDGAR, ON JANUARY 5,
                                      1998


                                                      REGISTRATION NO. 333-43267

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             LIBERTY PROPERTY TRUST
                      LIBERTY PROPERTY LIMITED PARTNERSHIP
    (EXACT NAME OF EACH REGISTRANT AS SPECIFIED IN ITS GOVERNING DOCUMENTS)
                            ------------------------

                      MARYLAND                                            23-7768996
                    PENNSYLVANIA                                          23-2766549
    (STATE OR OTHER JURISDICTION OF INCORPORATION               (I.R.S. EMPLOYER IDENTIFICATION
      OR ORGANIZATION OF RESPECTIVE REGISTRANT)                NUMBER OF RESPECTIVE REGISTRANT)

                            ------------------------
             65 VALLEY STREAM PARKWAY, MALVERN, PENNSYLVANIA 19355
                                 (610) 648-1700
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                            JAMES J. BOWES, ESQUIRE
                            65 VALLEY STREAM PARKWAY
                          MALVERN, PENNSYLVANIA 19355
                                 (610) 648-1700
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                  PLEASE SEND A COPY OF ALL CORRESPONDENCE TO:

                           RICHARD A. SILFEN, ESQUIRE
                    WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP
                         TWELFTH FLOOR PACKARD BUILDING
                             111 SOUTH 15TH STREET
                        PHILADELPHIA, PENNSYLVANIA 19102
                                 (215) 977-2000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
-------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
-------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: [X]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


==========================================================================================================================
         TITLE OF EACH CLASS                                 PROPOSED MAXIMUM     PROPOSED MAXIMUM
         OF SECURITIES TO BE              AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
              REGISTERED                  REGISTERED(1)         PER UNIT(2)           PRICE(2)       REGISTRATION FEE(11)
--------------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial Interest,
  $0.001 par value(3)(4)(5)...........
Preferred Shares of Beneficial
  Interest, $0.001 par value(4)(5)....
Depositary Shares(4)(5)(6)............    $1,500,000,000           100%            $1,500,000,000        $442,500(12)
Warrants(4)(7)........................
Guaranties(4)(8)......................
Debt Securities(9)(10)................
==========================================================================================================================



(1) Not specified as to each class of the above-referenced securities (collectively, the "Securities") being registered hereby, pursuant to General Instruction II. D of Form S-3. In no event will the aggregate initial offering price of the Securities registered hereby exceed
                                                         (facing page continues)

================================================================================

(facing page continued)


     $900,000,000 in the case of Liberty Property Trust (the "Trust") or $600,000,000 in the case of Liberty Property Limited Partnership (the "Operating Partnership"), or the respective equivalents thereof in one or more foreign currencies or composite currencies, including European currency units. The Securities registered hereby may be sold separately, together or in units with other Securities registered hereby. This Registration Statement also includes any Securities issuable upon stock splits or similar transactions pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

 (2) Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(o) under the Securities Act. The proposed maximum offering price per unit will be determined from time to time by the respective Registrant in connection with the issuance by such Registrant of the Securities registered hereby.

 (3) Includes rights to purchase Series A Junior Participating Preferred Shares of the Trust (the "Rights"). No separate consideration is paid for the Rights and, as a result, the registration fee therefor is included in the fee for the Common Shares of Beneficial Interest of the Trust ("Common Shares").

 (4) Issuable by the Trust.

 (5) In addition to any Common Shares, Preferred Shares of Beneficial Interest of the Trust ("Preferred Shares") or Depositary Shares of the Trust ("Depositary Shares") that may be issued directly under this Registration Statement, there are being registered hereby an indeterminate number of Common Shares, Preferred Shares and Depositary Shares that may be issued, either at the option of the holder thereof or the applicable Registrant, upon conversion of or in exchange for Debt Securities of the Operating Partnership ("Partnership Debt Securities"), Preferred Shares, Depositary Shares or other securities issued by the Trust, the Operating Partnership or their affiliates, as the case may be, for which no separate consideration will be received.

 (6) There are being registered hereby an indeterminate number of Depositary Shares to be evidenced by depositary receipts issued pursuant to a Deposit Agreement to be entered into between the Trust and a depositary. In the event the Trust elects to offer to the public fractional interests in the Preferred Shares registered hereby, depositary receipts will be distributed to those persons purchasing such fractional interests and the Preferred Shares will be issued to the depositary under a Deposit Agreement.

 (7) There are being registered hereby an indeterminate number of Warrants entitling the holders thereof to purchase Preferred Shares and Common Shares of the Trust, which may be sold separately, together or in units with other Securities registered hereby.

 (8) Guaranties by the Trust of Partnership Debt Securities.

 (9) Issuable by the Operating Partnership.

(10) In addition to any Partnership Debt Securities that may be issued directly under this Registration Statement, there are being registered hereby an indeterminate amount of Partnership Debt Securities that may be issued upon conversion of or in exchange for other Partnership Debt Securities or Preferred Shares.


(11) The prospectus forming a part of this Registration Statement, as such prospectus may be amended or supplemented from time to time (the "Prospectus"), shall be deemed to relate to the $1,500,000,000 of Securities being registered pursuant to this Registration Statement and, pursuant to Rule 429 under the Securities Act, to $99,795,000 of securities registered and issuable by the Trust and $50,208,000 of securities registered and issuable by the Operating Partnership, pursuant to the Registration Statement on Form S-3 of the Registrants, Commission File No. 333-22211 (the "Prior Shelf Registration Statement"). The amount of filing fees associated with such securities registered pursuant the Prior Shelf Registration Statement (calculated at 1/33rd of one percent of the amount of securities registered, the fee in effect at the time of filing of the Prior Shelf Registration Statement) is approximately $45,456. The Prospectus also shall be deemed to relate to 5,741,000 Common Shares (including the associated Rights), estimated to be the maximum number of Common Shares issuable by the Trust upon the exchange of $114,820,000 principal amount outstanding of the Exchangeable Subordinated Debentures due 2001 of the Operating Partnership ("Exchangeable Debentures") (based on the principal amount of the Exchangeable Debentures outstanding as of September 30, 1997) plus such indeterminate number of additional securities as may be issuable pursuant to the anti-dilution provisions of the Exchangeable Debentures. Such securities issuable upon exchange of the Exchangeable Debentures were included in the Registration Statement on Form S-3 of the Registrants, Commission File No. 33-94782 (the "1995 Shelf Registration Statement"). Pursuant to Rule 457(i) under the Securities Act, no additional registration fee was paid with respect to such securities in connection with the 1995 Shelf Registration Statement.



(12) Previously paid.


                            ------------------------


    Pursuant to Rule 429 under the Securities Act, the Prospectus also relates to securities of the Trust and the Operating Partnership registered pursuant to the Prior Shelf Registration Statement and the 1995 Shelf Registration Statement.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAW OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED JANUARY 5, 1998


PROSPECTUS

                         [LIBERTY PROPERTY TRUST LOGO]


                                  $999,795,000


                             LIBERTY PROPERTY TRUST
                      COMMON SHARES OF BENEFICIAL INTEREST
                    PREFERRED SHARES OF BENEFICIAL INTEREST
                               DEPOSITARY SHARES
                                    WARRANTS
                                   GUARANTIES


                                  $650,208,000


                      LIBERTY PROPERTY LIMITED PARTNERSHIP
                                DEBT SECURITIES

     Liberty Property Trust, a Maryland real estate investment trust (the "Trust"), may offer from time to time in one or more series hereunder, together or separately, at prices and on terms to be determined at the time of offering:
(a) its Common Shares of Beneficial Interest, $0.001 par value ("Common Shares"); (b) its Preferred Shares of Beneficial Interest, $0.001 par value ("Preferred Shares"), which may be issued in the form of depositary shares evidenced by depositary receipts ("Depositary Shares") and which may be convertible into or exchangeable for Common Shares or other Securities (as defined below); and (c) warrants to purchase Preferred Shares ("Preferred Shares Warrants") or Common Shares ("Common Shares Warrants"). The Preferred Shares Warrants and Common Shares Warrants are herein referred to collectively as "Warrants" and, together with Common Shares, Preferred Shares, Depositary Shares and Trust Guaranties (as defined below), as "Trust Securities."

     Liberty Property Limited Partnership, a Pennsylvania limited partnership (the "Operating Partnership" and, together with the Trust, the "Company"), may offer from time to time in one or more series hereunder, together or separately, at prices and on terms to be determined at the time of offering, its debt securities ("Debt Securities"), consisting of debentures, notes and/or other evidences of indebtedness, representing secured or unsecured obligations of the Operating Partnership, which may be either senior or subordinated, which may have the benefit of conditional or unconditional guaranties of the Trust ("Guaranties") and which may be convertible into or exchangeable for Common Shares, Preferred Shares, units of limited partnership interest of the Operating Partnership ("Units") and other Securities. The Debt Securities and Units are herein referred to as "Partnership Securities" and, together with Trust Securities, as "Securities."

     The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement") which will describe, without limitation and to the extent applicable, terms for such Securities, including: (a) in the case of Common Shares, the aggregate number of shares offered, public offering price and other terms thereof; (b) in the case of Preferred Shares, the specific designation and stated value, number of shares or fractional interests therein, any dividend, liquidation preference, redemption, sinking fund, voting or other rights, the terms for conversion into or exchange for other Securities, if any, including terms of any Securities into or for which they are convertible or exchangeable, the initial public offering price and any securities exchange listings; (c) in the case of Depositary Shares, the fraction of a Preferred Share represented by one Depositary Share and terms of
                                                          (cover page continues)
the Preferred Shares; (d) in the case of Warrants, to the extent applicable, the duration, offering price, exercise price, terms of the Securities for which they are exercisable, any securities exchange listings and detachability and other terms thereof; and (e) in the case of Debt Securities, the specific title, aggregate principal amount, currency, denomination, maturity, priority, rate of interest (which may be fixed or variable), time and place of payment of interest, terms for optional redemption or repayment by the issuer thereof or any holder thereof or for sinking fund payments, terms for conversion into or exchange for other Securities, if any, including terms of any Securities into or for which they are convertible or exchangeable, the initial public offering price, any securities exchange listings, any special provisions related to denomination in a foreign currency or issuance as medium term notes, original issue discount or other special terms, the designation of the Trustee (as defined below), Security Registrar (as defined below) and Paying Agent (as defined below), and the terms of any applicable Guaranty. The Prospectus Supplement will also contain information, where applicable, with regard to certain U.S. federal income tax, accounting or other considerations relating to the Securities offered thereby.


     The offering price to the public of the Securities to be issued by the Trust and the Operating Partnership will be limited to US $999,795,000 and US $650,208,000, respectively (or the equivalent based on the applicable exchange rate at the time of issue, if Securities offered are denominated in one or more foreign currencies or currency units). The Debt Securities may be denominated in United States dollars or, at the option of the Operating Partnership, if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. Such Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.


     The Securities may be sold to or through dealers or underwriters, directly to other purchasers or through agents. If an agent of the Trust or the Operating Partnership or a dealer or an underwriter is involved in the sale of the Securities with respect to which this Prospectus is being delivered, such agent's commission or dealer's purchase price or underwriter's discount will be set forth in, or may be calculated from, the Prospectus Supplement. Any underwriters, dealers or agents participating in the offering of Securities may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution" for possible indemnification arrangements for any agents, dealers or underwriters.

     The Securities may be used as all or part of the consideration to be paid by the Trust or the Operating Partnership for the acquisition of non-operating assets, for which financial statements would not be required to be filed with the Securities and Exchange Commission (the "Commission"), or in exchange for units of limited partnership interest of the Operating Partnership. In addition, Common Shares may be offered hereby in exchange for certain debt securities of the Operating Partnership that are exchangeable for such Common Shares. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

     The Common Shares are traded on the New York Stock Exchange (the "NYSE") under the symbol "LRY."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


               THE DATE OF THIS PROSPECTUS IS             , 1998.

                                  RISK FACTORS

     Liberty Property Trust, a Maryland real estate investment trust (the "Trust"), conducts substantially all of its operations through Liberty Property Limited Partnership, a Pennsylvania limited partnership (the "Operating Partnership"). Unless the context otherwise requires, as used in this Prospectus, (i) the term "Operating Partnership" includes Liberty Property Limited Partnership and its subsidiaries (and, where the context indicates, its predecessor entities, Rouse & Associates, a Pennsylvania general partnership, and certain affiliated entities (collectively, the "Predecessor")) and (ii) the term "Company" includes the Trust and the Operating Partnership.

     Except as otherwise indicated, the cross-references in this Prospectus are to sections hereof. This Prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company's actual results could differ materially from those set forth in the forward-looking statements. For a discussion of certain factors that might cause such a difference, in addition to general investment risks and those factors incorporated by reference herein, prospective investors should consider, among others, the following factors:

GENERAL REAL ESTATE INVESTMENT RISKS

     Dependence on Tenants; Renewal of Leases and Reletting of Space. The Company's cash flow from operations will depend upon its ability to lease space in its portfolio of properties (the "Operating Properties") and in it properties currently under development (together with the Operating Properties, the "Properties") on economically favorable terms. Upon the expiration of leases, such leases may not be renewed, the space may not be relet or the terms of renewal or reletting (including rental rates, the cost of leasing commissions, required renovations and concessions to tenants) may be less favorable than current lease terms. If any or all of these events occur, the Company's cash flow from operations and ability to make expected distributions to shareholders could be adversely affected. The Company's cash flow from operations also would be adversely affected if tenants leasing a significant amount of space fail to pay rent, become bankrupt or, if for any other reason, such rents could not be collected. Moreover, to the extent a tenant defaults on a lease, the Company may experience delays and costs in enforcing its rights as lessor. Further, the Company may be adversely affected by various facts and events over which the Company will have no control, such as a change in the demand in the markets in which the Properties are located, the possible unavailability of prospective tenants and the possibility of economic or physical decline of the areas in which the Properties are located or physical damage to the Properties that would make them less attractive to tenants.

     Risks of Acquisition, Development and Construction Activities. The Company intends to continue acquisition and development of industrial and office properties. Acquisitions of additional properties and development activities entail risks that investments will fail to perform in accordance with expectations. With respect to the Company's development activities, such development opportunities may be abandoned, construction costs of any property may exceed original or budgeted estimates (possibly making the property uneconomical) and construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs. Development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations.

     The Company anticipates that future acquisitions and developments will be financed, in whole or in part, under the Company's $325 million credit facility (the "Credit Facility"), through other forms of secured or unsecured financing or through utilization of access to capital markets. Such financings may result in the risk that, upon completion of construction, permanent financing for newly developed commercial properties may not be available or may be available only on disadvantageous terms. If financing is not available on acceptable terms for new acquisitions or developments undertaken without permanent financing, further acquisitions and development might be curtailed, cash available for distribution might be adversely affected and foreclosures on newly developed or acquired properties could occur. Further, if any particular property is not successful, the Company's losses could exceed its investment in the property.

     Competition. There are numerous developers and real estate companies that compete with the Company in seeking land for development, properties for acquisition and tenants for properties. The Company may be adversely affected by the fact that the availability of land for development within the Company's markets continues to diminish, as does the availability of high quality properties for acquisition within the Company's markets and elsewhere.

     Possible Environmental Liabilities. Under various federal, state and local laws, ordinances and regulations relating to the protection of the environment (collectively, "Environmental Laws"), a current or previous owner or operator of real estate may be liable for the cost of removal or remediation of certain hazardous or toxic substances disposed, stored, released, generated, manufactured or discharged from, on, at, onto, under or in such property. Environmental Laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the presence or release of such hazardous or toxic substances. In addition, the presence of any such substances, or the failure to properly remediate such substances when present, released or discharged, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. The cost of any required remediation and the liability of the owner or operator therefor as to any property is generally not limited under such Environmental Laws and could exceed the value of the property and/or the aggregate assets of the owner or operator. In addition to any action required by federal, state or local authorities, the presence of hazardous or toxic substances on any of the Properties, or on any properties acquired hereafter, could result in private plaintiffs bringing claims for personal injury or other causes of action. In connection with the ownership and operation of the Properties, and of any properties acquired hereafter, the Company may be potentially liable for remediation, release or injury. Further, various Environmental Laws impose on owners or operators the requirement of on-going compliance with rules and regulations regarding business-related activities that may affect the environment. Failure to comply with such requirements could result in difficulty in the lease or sale of any affected Property or the imposition of monetary penalties and fines in addition to the costs required to attain compliance.

INDEBTEDNESS

     Required payments on mortgages and other indebtedness generally are not reduced if the economic performance of any property declines. If such a decline occurs, the Company's income, Funds from Operations and cash available for distribution to shareholders will be adversely affected. If the payments under such indebtedness cannot be made, the Company could sustain a loss, which may include foreclosures by or judgments against the Company in favor of mortgagees. Further, instruments evidencing certain of the Company's indebtedness, including the Operating Partnership's Exchangeable Subordinated Debentures due 2001 (the "Exchangeable Subordinated Debentures") and the Credit Facility, contain cross-default and/or cross-acceleration provisions. Depending on the principal amount of the Exchangeable Subordinated Debentures that are exchanged for Common Shares, the Company may not have accumulated sufficient cash to repay the principal due on the Exchangeable Subordinated Debentures upon their maturity and may therefore be required to meet its obligations through refinancings. Additionally, certain of the Company's indebtedness, including indebtedness under the Credit Facility, bears interest at variable rates and, therefore, exposes the Company to the risk of increasing interest rates. There can be no assurance that the Company will be able to refinance this or any other indebtedness.

RISK OF ENTRY INTO NEW MARKETS

     The Company's business strategy contemplates expanding the Company's operations into additional new markets. In determining whether to enter a new market, management considers demographics, job growth, employment, real estate fundamentals and competition. There can be no assurance that the Company will be successful in its effort to identify new markets that will afford it the opportunity for favorable results or that the Company will be able to achieve such results in those markets.

DEPENDENCE ON PRIMARY MARKETS

     The Properties are located principally in the Southeastern, Mid-Atlantic and Mid-Western United States. The Company's performance is, therefore, dependent upon economic conditions in these geographic areas. Like much of the country, the Southeastern, Mid-Atlantic and Mid-Western United States have been subject to periods of economic decline.

TAX RISKS

     Adverse Consequences of the Failure to Qualify as a REIT. Although the Company believes that the Company qualifies as a REIT, no assurance can be given that the Company in fact has qualified, or will remain qualified, as a REIT. Qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the "Code"), for which there are only limited judicial or administrative interpretations. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code (the "Treasury Regulations") is greater in the case of a REIT that holds its assets in partnership form. Moreover, no assurance can be given that new legislation, regulations, administrative interpretations or court decisions will not significantly alter the tax laws regarding qualification as a REIT or the federal income tax consequences of such qualification, possibly with retroactive effect. At the present time however, the Company has no reason to expect a change in such tax laws that would significantly and adversely affect the Company's ability to qualify and operate as a REIT.

     If in any taxable year the Company were to fail to qualify as a REIT, the Company would not be allowed a deduction for distributions to shareholders in computing its taxable income and would be subject to federal income tax on its taxable income at regular corporate rates. Moreover, unless entitled to relief under certain statutory provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year in which such qualification was lost, and if the Company subsequently requalified as a REIT, it may be required to pay a full corporate-level tax on any unrealized gain in its assets as of the date of requalification and to make distributions at that time equal to any earnings accumulated during the period of non-REIT status. As a result, such additional taxes would reduce the funds available for distribution to shareholders for each of the years involved. In addition, during the period in which the Company had lost its REIT status, the Company would no longer be required by the Code to make any distributions to shareholders. Although the Company intends to continue to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Company's trustees, with the consent of the holders of a majority of the voting interest of all outstanding Common Shares, to revoke the election for the Company to qualify as a REIT. For further federal income tax considerations, including a discussion of the qualification of the Operating Partnership as a partnership for federal income tax purposes, see "Federal Income Tax Considerations with Respect to the Trust and the Operating Partnership -- Classification as a Partnership."

     Tax Consequences to Certain Officers and Trustees. Certain officers and trustees of the Company own Units which may be exchanged for Common Shares. Prior to the exchange of Units for Common Shares, officers and trustees of the Company who own Units may suffer different and more adverse tax consequences than holders of Common Shares upon the sale of certain of the Properties, the refinancing of debt associated with those properties or in connection with a proposed tender offer or merger involving the Company and, therefore, such individuals and the Company, as partners in the Operating Partnership, may have different objectives regarding the appropriate terms of any such transaction.

LIMITATIONS ON CHANGES IN CONTROL

     Ownership Limit. In order to protect its status as a REIT, the Company must satisfy certain conditions, including the condition that no more than 50% in value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals. To this end, the Company's Amended and Restated Declaration of Trust (the "Declaration of Trust"), among other things, prohibits (with certain exceptions applicable to select senior executives of the Company) any holder from owning more than 5.0% of its outstanding shares of beneficial interest without the consent of the Board of Trustees of the Company. This limitation may have the effect of precluding acquisition of control of the Company by a third party without the consent of the Board of Trustees of the Company.

     Staggered Board and Nominating Procedures. The Company's Board of Trustees has three classes of trustees. The term of office of one class expires each year. Trustees for each class are elected for three-year terms upon the expiration of the respective class' term. Any nominee for trustee must have been selected pursuant to the nominating provisions contained in the Company's Declaration of Trust and By-Laws. The staggered terms for trustees and such nominating procedures may affect the shareholders' ability to take control of the Company, even if a change in control were in the shareholders' interest.

     Preferred Shares. The Company's Declaration of Trust authorizes the Board of Trustees to issue preferred shares and to establish the preferences and rights of any shares issued. The issuance of preferred shares could have the effect of delaying or preventing a change of control of the Company, even if a change in control were in the shareholders' interest.

ADVERSE IMPACT OF INCREASING MARKET INTEREST RATES ON MARKET PRICE

     One of the factors that may influence the price of the Common Shares in public markets is the annual yield on the Common Share price paid from dividend distributions by the Company. Thus, an increase in market interest rates may lead purchasers of Common Shares to demand a higher annual yield, which could adversely affect the market price of the Common Shares.

FORWARD-LOOKING STATEMENTS

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain materials filed or to be filed by the Company with the Commission and incorporated by reference herein contain statements that are or will be forward-looking, such as statements relating to acquisitions (including related pro forma financial information) and other business development activities, future capital expenditures, financing sources and availability and the effects of regulations (including environmental regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements incorporated by reference herein. These risks and uncertainties include, but are not limited to, uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants' business operations), risks relating to acquisition, construction and development activities, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the Company and sensitivity of the Company's operations to fluctuations in interest rates), the potential for the use of borrowings to make distributions necessary to qualify as a REIT, dependence on the primary markets in which the Properties are located, the existence of complex regulations relating to status as a REIT and the adverse consequences of the failure to qualify as a REIT and the potential adverse impact of market interest rates on the market prices for the Company's securities.

                                  THE COMPANY

     The Trust is a self-administered and self-managed Maryland real estate investment trust ("REIT") that was formed to continue and expand the commercial real estate business of Rouse & Associates, a developer and manager of commercial real estate in the Southeastern, Mid-Atlantic and West Coast markets, founded in 1972. The Trust provides leasing, property management, acquisition, development, construction and design management and other related services to its portfolio of industrial and office properties.

     On a consolidated basis, substantially all of the Trust's assets are owned directly or indirectly by, and all of the Trust's operations are conducted directly or indirectly by, the Operating Partnership. The Trust is the sole general partner and also is a limited partner of the Operating Partnership.

     The Company's executive offices are located at 65 Valley Stream Parkway, Malvern, Pennsylvania 19355. The telephone number is (610) 648-1700. The Company maintains offices in each of its primary markets.

                                USE OF PROCEEDS

     Unless otherwise provided in the Prospectus Supplement, the net proceeds, if any, from the sale of the Securities offered hereby will be used for general corporate purposes, including the acquisition of properties or other assets and the repayment of indebtedness. Unless otherwise provided in the Prospectus Supplement, at the date hereof, no specific material proposed purchases have been identified as probable. The amount of Securities offered from time to time pursuant to this Prospectus and any Prospectus Supplement, and the precise amounts and timing of the application of net proceeds from the sale of such Securities, will depend upon funding requirements of the Company. If the Company elects at the time of an issuance of Securities to make different or more specific use of proceeds than set forth herein, such use will be described in the Prospectus Supplement.

                                 CERTAIN RATIOS

     The ratios of earnings to fixed charges of the Company for the nine months ended September 30, 1997, for the years ended December 31, 1996 and 1995 and for the period from June 23, 1994 to December 31, 1994 were 1.80, 1.66, 1.47 and 1.85, respectively. The ratios of earnings to combined fixed charges and preferred share dividends of the Company for the nine months ended September 30, 1997, for the years ended December 31, 1996 and 1995 and for the period from June 23, 1994 to December 31, 1994 were 1.75, 1.66, 1.47 and 1.85, respectively.

     The ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred share dividends were computed by dividing earnings by fixed charges and by combined fixed charges and preferred share dividends, respectively. For the purpose of such computations, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income before minority interest and extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, and amortization of deferred financing costs. For all periods, other than the nine months ended September 30, 1997, the ratios of earnings to fixed charges of the Company are the same as the ratios of earnings to combined fixed charges and preferred share dividends, because no preferred shares were outstanding during such periods.

     Prior to the completion of the initial public offering of its Common Shares on June 23, 1994, the operations of the Company were conducted through its predecessor, Rouse & Associates, and certain of its affiliates (collectively, the "Rouse Group"). In connection with completion of the initial public offering, the Company reorganized the Rouse Group and substantially deleveraged such predecessor's asset base. As a result of these factors, the Company does not consider information relating to the ratio of earnings to fixed charges, or the ratio of earnings to combined fixed charges and preferred share dividends, for the periods prior to the completion of the public offering to be meaningful.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities may be issued in one or more series under a senior indenture (the "Senior Indenture") or a subordinated indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), by and between the Operating Partnership and a Trustee (a "Trustee"), and in the forms that have been filed as exhibits to the Registration Statement, subject to the terms of such amendments or supplements thereto as may be entered into from time to time and filed with the Commission as exhibits to or incorporated by reference in the Registration Statement. The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Indentures, including the definitions therein of certain terms. Wherever particular sections or defined terms of the Indentures are summarized herein or in a Prospectus Supplement, it is intended that such sections or defined terms (including, unless otherwise indicated herein, definitions of terms capitalized in such summaries) shall be incorporated herein or therein by reference. References to sections contained herein are to the applicable sections of the Indenture. The following sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered, will be described in the Prospectus Supplement relating to such Debt Securities. The Operating Partnership is referred to as the "Issuer" for purposes of the following summary.

     The Issuer's rights and the rights of its creditors, including the holders of the Debt Securities offered hereby, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors except, subject to certain limitations, to the extent that the Issuer may itself be a creditor with recognized claims against the subsidiary.

GENERAL

     The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued from time to time in one or more series. The Debt Securities will be direct obligations, secured or unsecured, of the Issuer. The Debt Securities issued under the Senior Indenture ("Senior Debt Securities") will rank on a parity with all other unsubordinated indebtedness of the Issuer. The Debt Securities issued under the Subordinated Indenture ("Subordinated Debt Securities") will be subordinated and junior in right of payment to all Senior Indebtedness of the Issuer, to the extent and in the manner set forth in the Subordinated Indenture. To the extent applicable to any particular series of Debt Securities, the terms that are capitalized herein, but are not defined herein, shall have the respective meanings ascribed to them in the Indentures applicable to such Debt Securities. Whenever defined terms of the Indentures are summarized herein or in a Prospectus Supplement, it is intended that such defined terms shall be incorporated herein or therein by reference. See "Special Terms Relating to Subordinated Debt Securities."

     Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms, to the extent applicable: (a) the title and series of such Debt Securities; (b) any limit on the aggregate principal amount of such Debt Securities; (c) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which such Debt Securities will be issued; (d) the date or dates on which such Debt Securities will mature, or the method or methods, if any, by which such date or dates shall be determined; (e) the rate or rates (which may be fixed or variable) per annum at which such Debt Securities will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined;
(f) the date or dates from which such interest, if any, on such Debt Securities will accrue or the method or methods, if any, by which such date or dates are to be determined, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the Regular Record Dates for such Interest Payment Dates, if any; (g) the dates, if any, on which, and the price or prices at which the Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or purchase fund provisions, be redeemed by the Issuer or otherwise, and the other detailed terms and provisions of any such sinking fund or purchase fund; (h) the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which, the Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Issuer, the holder thereof or otherwise and the other detailed terms and provisions of such optional redemption; (i) the extent to which any of the Debt Securities will be issuable in temporary or permanent global form with or without coupons and, if so, the identity of the depositary for such global Debt Security, and the manner in which any interest payable on a temporary or permanent global Debt Security will be paid; (j) the denomination or denominations in which such Debt Securities are authorized to be issued; (k) whether any of the Debt Securities will be issued in bearer form and, if so, any limitations on the issuance or conversion of such bearer Debt Securities (including exchange for registered Debt Securities of the same series); (l) information with respect to book-entry procedures; (m) whether any of the Debt Securities will be issued as Original Issue Discount Securities (as defined below); (n) the place or places where, subject to the terms of the related Indenture, the principal of and interest on, and any other applicable amounts, payable in respect of such Debt Securities shall be payable, and where such Debt Securities may be presented for registration of transfer, exchange or conversion and where notices or demands to or upon the Issuer in respect of such Debt Securities may be served; (o) the currencies or currency units in which such Debt Securities are issued and in which the principal of, interest on and additional amounts, if any, in respect of such Debt Securities will be payable; (p) whether the amount of payments of principal of, and interest and additional amounts, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on one or more currencies, currency units or composite currencies, commodities, equity indices or other indices) and the manner in which such amounts shall be determined; (q) whether the Issuer or a holder may elect payment of the principal of or interest on such Debt Securities in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency, currencies, currency unit or units or composite currency or currencies in which such Debt Securities are to be so payable; (r) the identity of the Trustee, and if other than the applicable Trustee, the identity of each Security Registrar, Paying Agent and Authenticating Agent and the designation of the initial Exchange Rate Agent, if any; (s) if applicable, the defeasance of certain obligations by the Issuer pertaining to Debt Securities of the series; (t) the person to whom any interest on any registered Debt Security of the series shall be payable, if other than the person in whose name that Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the person to whom, any interest on any bearer Debt Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Debt Security on an Interest Payment Date will be paid if other than in the manner provided in the related Indenture; (u) whether and under what circumstances the Issuer will pay additional amounts (the term "interest," as used in this Prospectus, shall include such additional amounts) on such Debt Securities to any holder who is not a United States person (including any modification to the definition of such term as contained in the related Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether the Issuer will have the option to redeem such Debt Securities rather than pay such additional amounts (and the terms of any such option); (v) any deletions from, modifications of or additions to the Events of Default or covenants of the Issuer with respect to any of such Debt Securities, whether or not such Events of Default or Covenants are consistent with Events of Default or Covenants set forth in the Indenture; (w) whether such Debt Securities shall be convertible into or exchangeable for other Securities and, if so, the terms of any such conversion or exchange and the terms of such other Securities; (x) any other terms of the series (which will not be inconsistent with the provisions of the applicable Indenture); and (y) the terms of any guaranties, which may be conditional. The Prospectus Supplement relating to any particular guaranty offered thereby will include any additional terms of such guaranty, including the rank in priority and any covenants applicable to such guaranty.

     Debt Securities may be issued as "Original Issue Discount Securities" to be sold at a discount below their principal amount, which discount may be substantial. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder of such Original Issue Discount Security upon such acceleration will be determined in accordance with the applicable Prospectus Supplement, the terms of such Debt Security and the applicable Indenture, but will be an amount less than the amount payable at the maturity of such Original Issue Discount Security. All material federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

     Except as described below under "Merger, Consolidation or Sale" or as indicated in the applicable Prospectus Supplement, the Indentures do not contain any provisions that would limit the ability of the Issuer to incur indebtedness or that would afford holders of Debt Securities protection in the event of: (i) a highly leveraged or similar transaction involving the Issuer, the Trust as the sole general partner of the Issuer or any affiliate of either such party; (ii) a change of control; or (iii) a reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect the holders of Debt Securities. However, certain restrictions on the ownership and transfer of the Common Shares and the Preferred Shares designed to preserve the Trust's status as a REIT may act to prevent or hinder a change of control. The Issuer and its management have no present intention of engaging in a transaction which would result in the Issuer being highly leveraged or that would result in a change of control.

REGISTRATION, TRANSFER, PAYMENT AND PAYING AGENT

     Unless otherwise indicated in the applicable Prospectus Supplement, each series of Debt Securities will be issued in registered form only, without coupons. The Indentures, however, provide that the Issuer may also issue Debt Securities in bearer form only, or in both registered and bearer form. Debt Securities issued in bearer form shall have interest coupons attached, unless issued as Original Issue Discount Securities. Debt Securities in bearer form shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person (as defined below) other than through offices located outside the United States of certain United States financial institutions. As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust, the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of Debt Securities in bearer form will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the Prospectus Supplement relating to the offering of the Debt Securities in bearer form.

     Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities will be issued in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer, exchange or conversion of the Debt Securities but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Unless otherwise described in the Prospectus Supplement relating thereto, the principal, premium, if any, and interest, if any, of or on the Debt Securities will be payable, transfer of the Debt Securities will be registerable, and, if applicable, any Convertible Debt Securities (as defined below) will be convertible, at the office or agency of the Issuer maintained for that purpose, as the Issuer may designate from time to time, provided that payments of interest may be made at the option of the Issuer by check mailed to the address appearing in the Security Register (as defined below) of the person in whose name such registered Debt Security is registered at the close of business on the applicable Regular Record Date(s).

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of, premium, if any, and interest, if any, on, Debt Securities in bearer form will be made payable, subject to any applicable laws and regulations, at such office outside the United States as specified in the Prospectus Supplement and as the Issuer may designate from time to time, at the option of the holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest and certain additional amounts on Debt Securities in bearer form will be made only against surrender of the coupon relating to the applicable Interest Payment Date. No payment with respect to any Debt Security in bearer form will be made at any office or agency of the Issuer in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

MERGER, CONSOLIDATION OR SALE

     The Issuer may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other entity, provided that in any such case: (i) either the Issuer shall be the continuing entity, or the successor entity shall be an entity organized and existing under the laws of the United States or a State thereof and such successor entity shall expressly assume the due and punctual payment of the principal of (and premium or Make-Whole Amount, if any) and any interest on all of any series of Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indentures to be performed by the Issuer by supplemental indenture, complying with the provisions of the Indentures relating to supplemental indentures, satisfactory to the Trustee, executed and delivered to the Trustee by such entity; (ii) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Issuer or any Subsidiary as a result thereof as having been incurred by the Issuer or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and (iii) an officer's certificate and legal opinion covering such conditions shall be delivered to the Trustee (Sections 801 and 803).

CERTAIN COVENANTS

     The Indentures contain various covenants including the following:

     Existence. Except as described under "Merger, Consolidation or Sale," above, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (by partnership agreement and statute) and franchises; provided, however, that the Issuer shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of Debt Securities (Section 1005).

     Maintenance of Properties. The Issuer will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary (as defined below) to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Issuer and its Subsidiaries shall not be prevented from selling or otherwise disposing of for value their respective properties in the ordinary course of business (Section 1006).

     Insurance. The Issuer will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and having an A.M. Best policy holder's rating of not less than A-V (Section 1007).

     Payment of Taxes and Other Claims. The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent: (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Issuer or any Subsidiary; and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Issuer or any Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or for which the Issuer has set apart and maintains an adequate reserve (Section 1008).

     Provision of Financial Information. Whether or not the Issuer is subject to Section 13 or 15(d) of the Exchange Act, the Issuer will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Issuer would have been required to file with the Commission pursuant to such Sections 13 or 15(d) if the Issuer were so subject (the "Financial Information"), such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Issuer would have been required so to file such documents if the Issuer were so subject. The Issuer also will in any event (x) within 15 days of each Required Filing Date: (i) transmit by mail to all Holders of Debt Securities, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the Financial Information; and (ii) file with the Trustee copies of the Financial Information, and (y) if filing such documents by the Issuer with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder (Section 1009).

     As used in the Indentures and the description thereof herein:

     "Security Register" means a register maintained at a place of payment for the registration and transfer of the Debt Securities.

     "Subsidiary" means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries of the Company. Liberty Property Development Corp. and Liberty Property Development Corp.-II are Subsidiaries for purposes of this definition. For the purposes of this definition, "voting stock" means stock having the voting power for the election of directors, general partners, managers or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

ADDITIONAL COVENANTS AND/OR MODIFICATION TO THE COVENANTS DESCRIBED ABOVE

     Any additional covenants of the Issuer and/or modifications to the covenants described above with respect to any Debt Securities or series thereof, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable Indenture or an indenture supplemental thereto and described in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The term "Event of Default," when used in the Indenture, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (i) default in the payment of any interest upon any ser Debt Securities issued thereunder when such interest becomes due and payable, and continuance of such default for a period of 30 days; (ii) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Debt Security when it becomes due and payable at its Maturity Date or by declaration of acceleration, notice of redemption or otherwise; (iii) default in the performance, or breach, of any covenant or warranty of the Issuer in the Indentures with respect to any Debt Security (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the relevant section of the Indentures specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Debt Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture; (iv) a default under any bond, debenture, note or other evidence of indebtedness of the Issuer, or under any mortgage, indenture or other instrument of the Issuer under which there may be issued or by which there may be secured any indebtedness of the Issuer (or by any Subsidiary of the Issuer, the repayment of which the Issuer has guaranteed or for which the Issuer is directly responsible or liable as obligor or guarantor on a full recourse basis), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding

$10,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of at least 10% in principal amount of the outstanding Debt Securities, a written notice specifying such default and requiring the Issuer to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" under the Indenture; or (v) certain events of bankruptcy, insolvency or reorganization (Section 501).

     If an Event of Default under the Indentures with respect to any series of Debt Securities at the time outstanding occurs and is continuing (other than Events of Default arising in connection with certain events of bankruptcy, insolvency or reorganization), then in every such case the Trustee or the Holders of not less than 25% of the principal amount of the outstanding Debt Securities of such series may declare the principal amount and premium (if any) and accrued interest on all the Debt Securities of such series to be due and payable immediately by written notice thereof to the Issuer (and to the Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to the Debt Securities has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of the outstanding Debt Securities of such series may rescind and annul such declaration and its consequences if (a) the Issuer shall have deposited with the Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any) and interest on the Debt Securities of such series, plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default with respect to the Debt Securities of such series, other than the non-payment of principal of (or premium or Make-Whole Amount, if any) or interest on the Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. In the event of a declaration of acceleration because an Event of Default as described in clause (iv) of the preceding paragraph has occurred and is continuing, such declaration shall be automatically rescinded and annulled if the default triggering such Event of Default (along with any other defaults caused thereby) shall be remedied or cured by the Issuer or its relevant Subsidiary or waived by the holders of such indebtedness within 60 days after such declaration of acceleration. Upon the occurrence of an Event of Default arising in connection with certain events of bankruptcy, insolvency or reorganization, the principal of, premium, if any, and accrued interest on all Debt Securities of such series then outstanding shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder (Section 502).

     The Trustee will be required to give notice to the Holders of the Debt Securities of such series within 90 days of the occurrence of a default under the Indentures unless such default shall have been cured or waived; provided, however, that the Trustee may withhold notice to the Holders of the Debt Securities of such series of any default (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on the Debt Securities of such series) if and so long as specified responsible officers of the Trustee determine in good faith that the withholding of such notice is in the interest of such Holders; provided, that in the case of any default or breach of a covenant or warranty under the Indentures as described in clause
(iii) of the first paragraph of this section "Events of Default, Notice and Waiver," no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For purposes of this paragraph, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default under the Indentures with respect to the Debt Securities of such series (Section 601).

     The Indentures provide that no Holder of Debt Securities may institute any proceedings, judicial or otherwise, with respect to the Indentures or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the outstanding Debt Securities of any series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). Such provision will not prevent, however, any Holder of Debt Securities from instituting suit for the payment of the principal of (and premium or Make-Whole Amount, if any) and interest on the Debt Securities of such series on the respective due dates thereof (Section 508).

     Defaults (except a default in the payment of principal of (or premium or Make-Whole Amount, if any) or interest on the Debt Securities of any series or default with respect to a covenant or provision which cannot be modified under the terms of the Indentures without the consent of each Holder affected) may be waived by the Holders of not less than a majority of principal amount of the then outstanding Debt Securities of such series, upon the conditions provided in the Indentures (Section 513).

     Subject to provisions in the Indentures relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indentures at the request or direction of any Holders of any series of Debt Securities then outstanding under the Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity (Section 602). The Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon such Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of the Debt Securities of such series not joining therein and the Trustee may take any other action it deems proper not inconsistent with such direction (Section 512).

     Within 120 days after the close of each fiscal year, the Issuer will be required to deliver to the Trustee a certificate, signed by one of several specified officers of the Issuer, stating whether or not such officer has knowledge of any default under the Indentures and, if so, specifying each such default and the nature and status thereof (Section 1010).

MODIFICATION OF THE INDENTURE

     Modifications and amendments of the Indentures may be made only with the consent of the Holders of not less than a majority in principal amount of all of the Debt Securities issued under the Indenture; provided, however, that no such modification or amendment may, without the consent of the Holder of each Debt Security affected thereby, (a) change the stated maturity of the principal of (or premium or Make-Whole Amount, if any, on), or any installment of interest on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of Debt Securities, or adversely affect any right of repayment of the Holder of any Debt Securities;
(c) change the place of payment, or the coin or currency, for payment of principal or premium, if any, or interest on the Debt Securities; (d) impair the right to institute suit for the enforcement of any payment on or with respect to the Debt Securities on or after the stated maturity of any such Debt Security;
(e) reduce the above-stated percentage in principal amount of outstanding Debt Securities the consent of whose Holders is necessary to modify or amend the Indenture, for any waiver with respect to the Debt Securities, or to waive compliance with certain provisions of the Indentures or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions of the Indentures may not be modified or waived without the consent of the Holder of each Debt Security (Section 902).

     The Holders of not less than a majority in principal amount of the Debt Security have the right to waive compliance by the Issuer with certain covenants in the Indentures (Section 1012).

     Modifications and amendments of the Indentures may be permitted to be made by the Issuer and the Trustee without the consent of any Holder for any of the following purposes: (i) to evidence the succession of another person to the Issuer as obligor under the Indenture; (ii) to add to the covenants of the Issuer for the benefit of the Holders of Debt Securities or to surrender any right or power conferred upon the Issuer in the Indenture; (iii) to add Events of Default for the benefit of the Holders of Debt Securities; (iv) to add or change any provisions of the Indentures to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of Debt Securities in any material respect; (v) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when the outstanding Debt Securities are not entitled to the benefit of such provision; (vi) to secure the Debt Securities;
(vii) to establish the form or terms of the Debt Securities and any related coupons as permitted by the Indenture; (viii) to evidence and provide for the acceptance of appointment under the Indentures by a successor Trustee with respect to the Debt Securities or facilitate the administration of the trust under the Indentures by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action is not inconsistent with the provisions of the Indentures and shall not adversely affect the interests of Holders of Debt Securities in any material respect; or
(x) to supplement any of the provisions of the Indentures to the extent necessary to permit or facilitate defeasance and discharge of Debt Securities, provided that such action shall not adversely affect the interests of the Holders of Debt Securities in any material respect (Section 901).

     The Indentures contain provisions for convening meetings of the Holders of the Debt Securities of any series (Section 1501). A meeting will be permitted to be called at any time by the Trustee, and also, upon request, by the Issuer or the Holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in the Indenture. Except for any consent that must be given by the Holder of each Debt Security of such series affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the outstanding Debt Securities of such series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specific percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened and at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of the Debt Securities of any series duly held in accordance with the Indentures will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons entitled to vote a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons entitled to vote such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum (Section 1504).

     Notwithstanding the foregoing provisions, the Indentures provide that if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that the Indentures expressly provide may be made, given or taken by the Holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or the Holders of such series and the other series: (i) there shall be no minimum quorum requirement for such meeting; and (ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     The Issuer will be permitted under the Indentures to discharge certain obligations to the Holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation by irrevocably depositing with the Trustee, in trust, funds in the currency in which the Debt Securities of such series are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium or Make-Whole Amount, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated Maturity Date or redemption date, as the case may be.

     The Indentures will also provide that the Issuer may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities other than the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust ("defeasance") (Section 1402) or (b) to be released from its obligations with respect to such Debt Securities under certain sections of Article Ten of the Indentures relating to limitations on the incurrence of Debt, maintenance of Unencumbered Total Asset Value, existence of the Issuer, maintenance of the Issuer's properties, insurance, payment of taxes and other claims and provision of financial information and any omission to comply with such obligations shall not constitute an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section
1403), in either case upon the irrevocable deposit by the Issuer with the Trustee, in trust, of an amount, in the currency in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Securities or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust may only be established if, among other things, the Issuer has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the Indentures (Section
1404).

     "Government Obligations" means securities which are: (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust Issuer as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

     In the event the Issuer effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (iii) under "Events of Default, Notice and Waiver" with respect to certain specified sections of Article Ten of the Indentures (which sections would no longer be applicable to such Debt Securities as a result of such covenant defeasance) the amount in such currency in which such Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Default. However, the Issuer would remain liable to make payment of such amounts due at the time of acceleration.

OUTSTANDING DEBT SECURITIES

     Unless otherwise indicated in the applicable Prospectus Supplement, in determining whether the holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indentures: (a) the portion of the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable pursuant to the terms of such Original Issue Discount Security as of the date of such determination; (b) the principal amount of any Indexed Security shall be the principal face amount of such Indexed Security determined on the date of its original issuance; and
(c) any Debt Security owned by the Issuer or any obligor on such Debt Security, or any Affiliate of the Issuer or such other obligor, shall be deemed not to be outstanding.

MODIFICATION AND WAIVER

     The Issuer may amend the Indentures with the written consent of the holders of a majority in principal amount of the respective Debt Securities outstanding thereunder. However, without the consent of each Holder affected, an amendment may not: (a) reduce the amount of Debt Securities whose holders must consent to an amendment; (b) reduce the rate or change the time of payment of interest on any Debt Securities; (c) reduce the principal of or change the fixed maturity of Debt Securities; (d) make any Debt Securities payable in money other than that stated in the definitive notes representing such Debt Securities; (e) change the provisions of the respective Indenture regarding the right of a majority of the Holders to waive defaults under such Indenture or impair the right of any Holder to institute suit for the enforcement of any payment of principal and interest on the Debt Securities on and after their respective due dates; (f) make any change that adversely affects the right to convert or exchange any Convertible Debt Securities; or (g) make any change to the provisions of the respective Indenture regarding subordination and seniority of the Debt Securities that adversely affects the rights of any Holders.

SPECIAL TERMS RELATING TO SUBORDINATED DEBT SECURITIES

     Upon any distribution of assets of the Issuer resulting from any dissolution, winding up, liquidation or reorganization, payments on Subordinated Debt Securities are to be subordinated, to the extent provided in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness, but the obligation of the Issuer to make payments on the Subordinated Debt Securities will not otherwise be affected. No payment on Subordinated Debt Securities may be made at any time when there is a default in the payment of any principal, premium, interest, Additional Amounts or sinking fund of or on any Senior Indebtedness. Holders of Subordinated Debt Securities will be subrogated to the rights of holders of Senior Indebtedness to the extent of payments made on Senior Indebtedness upon any distribution of assets in any such proceedings out of the distributive shares of Subordinated Debt Securities. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain creditors of the Issuer may recover more, ratably, than holders of Subordinated Debt Securities.

     The Prospectus Supplement relating to any Subordinated Debt Securities will set forth the aggregate amount of Senior Indebtedness outstanding as of the most recent date practicable and any limitations on the issuance of additional Senior Indebtedness. As of the date of this Prospectus, there is no limitation on the amount of Senior Indebtedness that may be issued by the Trust or the Operating Partnership.

CONVERSION OR EXCHANGE

     The holders of Debt Securities of a specified series that are convertible into or exchangeable for other Securities ("Convertible Debt Securities") will be entitled at certain times specified in the Prospectus Supplement relating to such Convertible Debt Securities, subject to prior redemption, exchange, repayment or repurchase, to convert or exchange any Convertible Debt Securities of such series into such other Securities, at the conversion price set forth in such Prospectus Supplement, subject to adjustment and to such other terms as are set forth in such Prospectus Supplement. Any such conversion or exchange of Convertible Debt Securities will be further subject to the applicable terms and conditions set forth in the Indentures, as supplemented or amended from time to time.

OPTIONAL REDEMPTION

     The Debt Securities of any series may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the sum of: (i) the principal amount of the Debt

Securities being redeemed plus accrued interest thereon to the redemption date; and (ii) the Make-Whole Amount (as defined below), if any, with respect to such Debt Securities (the "Redemption Price").

     If notice of redemption has been given as provided in the Indentures and funds for the redemption of any Debt Securities called for redemption shall have been made available on the redemption date referred to in such notice, such Debt Securities will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Debt Securities from and after the redemption date will be to receive payment of the Redemption Price upon surrender of such Debt Securities in accordance with such notice.

     Notice of any optional redemption of any Debt Securities will be given to Holders at their addresses, as shown in the security register for the Debt Securities, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and principal amount of the Debt Securities held by such Holder to be redeemed.

     If all or less than all of the Debt Securities of any series are to be redeemed at the option of the Issuer, the Issuer will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter period as may be satisfactory to the Trustee) of the aggregate principal amount of Debt Securities to be redeemed, if less than all of the Debt Securities of any series are to be redeemed, and their redemption date. The Trustee shall select, in such manner as it shall deem fair and appropriate, no less than 60 days prior to the date of redemption, the Debt Securities to be redeemed in whole or in part.

     Neither the Issuer nor the Trustee shall be required to: (i) issue, register the transfer of or exchange Debt Securities during a period beginning at the opening of business 15 days before any selection of Debt Securities to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Securities, or portion thereof, called for redemption, except the unredeemed portion of any Debt Securities being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Securities that has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Securities not to be so repaid (Section 305).

     As used herein:

     "Make-Whole Amount" means, in connection with any optional redemption of any Debt Securities, the excess, if any, of: (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (as defined below) (determined on the third Business Day preceding the date notice of such redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the date of redemption, over
(ii) the aggregate principal amount of the Debt Securities being redeemed.

     "Reinvestment Rate" means the yield on Treasury securities at a constant maturity corresponding to the remaining life (as of the date of redemption, and rounded to the nearest month) to stated maturity of the principal being redeemed (the "Treasury Yield"), plus 0.25%, unless such percentage is otherwise provided in the applicable Pricing Supplement. For purposes hereof, the Treasury Yield shall be equal to the arithmetic mean of the yields published in the Statistical Release (as defined below) under the heading "Week Ending" for "U.S. Government Securities -- Treasury Constant Maturities" with a maturity equal to such remaining life; provided, that if no published maturity exactly corresponds to such remaining life, then the Treasury Yield shall be interpolated or extrapolated on a straight-line basis from the arithmetic means of the yields for the next shortest and next longest published maturities. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury Yield in the above manner, then the Treasury Yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Issuer.

     "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Issuer.

GLOBAL DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Debt Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing Debt Securities in definitive form represented thereby, a Global Debt Security may not be transferred except as a whole by the Depositary for such Global Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Global Debt Securities, and certain limitations and restrictions relating to a series of bearer Global Debt Securities, will be described in the Prospectus Supplement relating to such series.

BOOK-ENTRY SYSTEM

     Certain series of Debt Securities may be represented by a single fully registered note in book-entry form (each, a "Global Note") registered in the name of a nominee of The Depository Trust Company ("DTC"). The following are summaries of certain rules and operating procedures of DTC that affect the payment of principal and interest and transfers in the Global Notes. Upon issuance, each series of Debt Securities that is represented by a Global Note will be issued only in the form of a Global Note which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until it is exchanged in whole or in part for Debt Securities of such series in definitive form under the limited circumstances described below, a Global Note may not be transferred except as a whole: (i) by DTC to a nominee of DTC; (ii) by a nominee of DTC to DTC or another nominee of DTC; or (iii) by DTC or any such nominee to a successor or a nominee of such successor.

     Ownership of beneficial interests in a Global Note will be limited to persons that have accounts with DTC for such Global Note ("participants") or persons that may hold interests through participants. Upon the issuance of a Global Note, DTC will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Global Note beneficially owned by such participants. Ownership of beneficial interests in such Global Notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the Global Notes.

     So long as DTC or its nominee is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Note for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Note will not be entitled to have Debt Securities represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in certified form and will not be considered the registered owners or Holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. The Issuer understands that under existing industry practices, if the

Issuer requests any action of Holders or if an owner of a beneficial interest in a Global Note desires to give or take any action that a Holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal and interest payments on interests represented by a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner of such Global Note. None of the Issuer, the Trustee or any agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payment made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Issuer expects that DTC, upon receipt of any payment of principal or interest in respect of a Global Note, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Global Note as shown on the records of DTC. The Issuer also expects that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If DTC is at any time unwilling or unable to continue as depository for Debt Securities represented by a Global Note and the Issuer fails to appoint a successor depository registered as a clearing agency under the Exchange Act within 90 days, the Issuer will issue such Debt Securities in definitive from in exchange for the Global Notes. Any Debt Securities issued in definitive form in exchange for the Global Notes will be registered in such name or names, and will be issued in denominations of $1,000 and such integral multiples thereof, as DTC shall instruct the Trustee. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the Global Notes.

     DTC has advised the Issuer of the following information regarding DTC. DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

                        DESCRIPTION OF PREFERRED SHARES

GENERAL

     The rights, preferences, privileges and restrictions of the Preferred Shares in respect of which this Prospectus is delivered shall be described in the Prospectus Supplement relating to such Preferred Shares. Among the terms of the Preferred Shares which may be specified in the related Prospectus Supplement are the following: (a) the annual dividend rate, if any, or the means by which such dividend rate may be calculated (including without limitation the possibility that the rate of such dividends may bear an inverse relationship to some index or standard) and the date or dates from which such dividends shall accrue and the date or dates on which such dividends shall be paid and whether such dividends shall be cumulative; (b) the price at which and the terms and conditions on which the shares of such series of Preferred Shares may be redeemed, including the period of time during which such shares may be redeemed, any premium to be paid over and above the par value of such Preferred Shares, whether and to what extent accumulated dividends on such Preferred Shares will be paid upon the redemption of such shares; (c) the liquidation preference, if any, over and above the par value of such Preferred Shares and whether and to what extent the holders of such shares shall be entitled to accumulated dividends in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company; (d) whether the Preferred Shares shall be subject to the operation of a retirement or sinking fund and, if so, a description of the operation of such retirement or sinking fund; (e) the terms and conditions, if any, on which the Preferred Shares may be convertible into, or exchangeable for, shares of any other class or classes of equity interests in the Trust, including the price or rate of conversion or exchange and the method for effecting such conversion or exchange, provided that no Preferred Shares will be convertible into shares of a class that has superior rights or preferences as to dividends or distribution of assets of the Company upon the voluntary or involuntary dissolution or liquidation of the Company; (f) a description of the voting rights, if any, of the Preferred Shares; and (g) other preferences, rights, qualifications or restrictions or material terms of such Preferred Shares.

     The Maryland Real Estate Investment Trust Law and the Company's Declaration of Trust provide that no shareholder shall be personally liable for any obligation of the Company. The Company's Declaration of Trust and By-laws further provide that the Company shall indemnify each shareholder against any claim or liability to which such holder may become subject by reason of such person being or having been a shareholder, and that the Company shall reimburse each shareholder for all legal or other expenses reasonably incurred by such person in connection with any such claim or liability. It should be noted, however, that with respect to tort claims, claims for taxes and certain statutory liabilities, shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Company. Because the Company will carry public liability insurance in amounts that it considers adequate, any risk of personal liability to shareholders will be limited to situations in which the Company's assets, together with its insurance coverage, would be insufficient to satisfy the claims against the Company and the shareholders, or in which the claim is not covered by the Company's liability insurance policies.

     The description of the foregoing provisions of the Preferred Shares as set forth in the related Prospectus Supplement is only a summary, does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the definitive Certificate of Amendment to the Company's Declaration of Trust relating to such series of Preferred Shares. In connection with any offering of Preferred Shares, such Certificate of Amendment will be filed with the Commission as an exhibit to or incorporated by reference in the Registration Statement.

RANK

     Unless otherwise specified in the Prospectus Supplement, the Preferred Shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Shares of the Company, and to all equity securities ranking junior to such Preferred Shares; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares; and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Shares. The term "equity securities" does not include convertible debt securities for this purpose.

DIVIDENDS

     Holders of the Preferred Shares of each series will be entitled to receive, when, as and if declared by the Board of Trustees of the Company, out of assets of the Company legally available for payment, cash dividends (or dividends in kind or in other property if expressly permitted and described in the applicable Prospectus Supplement) at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear in the shareholder records of the Company at the close of business on such record dates as shall be fixed by the Board of Trustees of the Company.

     Dividends on any series of Preferred Shares may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Trustees of the Company fails to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are non-cumulative, then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

     Unless otherwise specified in the Prospectus Supplement, if any Preferred Shares of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on any capital shares of the Company of any other series ranking, as to dividends, on a parity with or junior to the Preferred Shares of such series for any period unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series for all past dividend periods and the then current dividend period or
(ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Shares of any series and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Preferred Shares of such series, all dividends declared upon Preferred Shares of such series and any other series of Preferred Shares ranking on a parity as to dividends with such Preferred Shares shall be declared pro rata so that the amount of dividends declared per share of Preferred Shares of such series and such other series of Preferred Shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Shares of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend) and such other series of Preferred Shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Shares of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in Common Shares or other capital shares ranking junior to the Preferred Shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution upon the Common Shares, or any other capital shares of the Company ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation, nor shall any Common Shares, or any other capital shares of the Company ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital shares of the Company ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

REDEMPTION

     If so provided in the applicable Prospectus Supplement, the Preferred Shares will be subject to mandatory redemption or redemption at the option of the Company, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

     The Prospectus Supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of such Preferred Shares that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of capital shares of the Company, the terms of such Preferred Shares may provide that, if no such capital shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares shall automatically and mandatorily be converted into the applicable capital shares of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

     Notwithstanding the foregoing, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all Preferred Shares of any series shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the current dividend period and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends of the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no Preferred Shares of any series shall be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series. In addition, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividends periods and the then current dividend period, and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Company shall not purchase or otherwise acquire directly or indirectly any Preferred Shares of such series (except by conversion into or exchange for capital shares of the Company ranking junior to the Preferred Shares of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series.

     If fewer than all of the outstanding Preferred Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Company.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the share transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number and series of Preferred Shares to be redeemed; (iii) the redemption to be surrendered for payment of the redemption price; (iv) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (v) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all of the Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Shares or any other class or series of capital shares of the Company ranking junior to the Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Shares shall be entitled to receive out of assets of the Company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of capital shares of the Company ranking on a parity with the Preferred Shares in the distribution of assets, then the holders of the Preferred Shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of Preferred Shares, the remaining assets of the Company shall be distributed among the holders of any other classes or series of capital shares ranking junior to the Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

VOTING RIGHTS

     Holders of Preferred Shares will not have any voting rights except as indicated in the applicable Prospectus Supplement.

CONVERSION RIGHTS

     The terms and conditions, if any, upon which any series of Preferred Shares is convertible into Common Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of Common Shares into which the Preferred Shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Shares or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Shares.

SHAREHOLDER LIABILITY

     As discussed above under "Description of Preferred Shares -- General," applicable Maryland law provides that no shareholder, including holders of Preferred Shares, shall be personally liable for the acts and obligations of the Company and that the funds and property of the Company shall be the only recourse for such acts or obligations.

RESTRICTIONS ON OWNERSHIP

     For the Company to qualify as a REIT under the Code, the issued and outstanding Common Shares and Preferred Shares (together, the "Shares"), taken as a whole, must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. In addition, not more than 50% of the value of the issued and outstanding Shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include as one individual certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

     Because the Board of Trustees believes it is essential for the Company to continue to qualify as a REIT, the Company's Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5.0% (the "Ownership Limit") of the number or value of the issued and outstanding Shares. The Company's Board of Trustees, upon receipt of a ruling from the Internal Revenue Service (the "IRS"), an opinion of counsel, or other evidence satisfactory to the Board of Trustees, and upon such other conditions as the Board of Trustees may direct, may also exempt a proposed transferee from the Ownership Limit. As a condition of such exemption, the intended transferee must give written notice to the Company of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning Shares in excess of the Ownership Limit. The Board of Trustees of the Company may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT. Any transfer of Shares that would (i) create a direct or indirect ownership of Shares in excess of the Ownership Limit, (ii) result in the Shares being owned by fewer than 100 persons or (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the Shares. The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

     Any purported transfer of Shares that would (i) result in a person owning Shares in excess of the Ownership Limit, (ii) cause the Company to become "closely held" under Section 856(h) of the Code or (iii) cause the Shares to be owned by fewer than 100 persons and is not otherwise permitted as provided above will result in those of the transferred Shares which cause any of the events in clauses (i) through (iii) above to occur to become excess shares ("Excess Shares"), which will be transferred by operation of law to the Company as trustee for the exclusive benefit of one or more organizations described in Sections 170(b)(1)(A) and 170(c) of the Code ("Charitable Beneficiary"). While these Excess Shares are held in trust, the trustee of the trust will be deemed to have an irrevocable proxy to vote the Excess Shares for the benefit of the Charitable Beneficiary and will hold any dividends payable with respect to the Excess Shares in trust for the Charitable Beneficiary. Subject to the Ownership Limit, the Excess Shares may be retransferred by the trustee of the trust to any person (if the Excess Shares would not be Excess Shares in the hands of such person). If such a transfer is made, the interest of the Charitable Beneficiary would terminate and proceeds of the sale would be payable to the intended transferee and to the Charitable Beneficiary. The intended transferee would receive the lesser of (1) the price paid by the intended transferee or, if the intended transferee did not give value for such Excess Shares (e.g., a transfer by gift or devise), the fair market value (as described below) at the time of the purported transfer that resulted in the Excess Shares and (2) the price per share received by the trustee from the sale or other disposition of the Excess Shares held in trust. Any proceeds in excess of the amount payable to the intended transferee will be payable to the Charitable Beneficiary. In addition, such Excess Shares held in trust are subject to purchase by the Company at a purchase price equal to the lesser of the price paid for the Shares by the intended transferee (or, in the case of a devise or gift, the fair market value at the time of such devise or gift) and the fair market value of the Shares on the date the Company exercises its right to purchase. Fair market value shall be the last reported sales price reported on the NYSE on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price of such Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which such Shares may be traded, or if not then traded over any exchange or quotation system, then the fair market value of such Shares on the relevant date as determined in good faith by the Board of Trustees of the Company. The Company's right to purchase may be exercised during the 90 day period beginning immediately after the later of the date of the purported transfer which resulted in the Excess Shares and the date the Board of Trustees determines in good faith that such a transfer has occurred. From and after the intended transfer to the intended transferee of the Excess Shares, the intended transferee shall cease to be entitled to distributions, voting rights and other benefits with respect to such Shares except the right to payment of the purchase price for the Shares on the retransfer of Shares as provided above and except for certain distributions upon liquidation. Any dividends or distribution paid to a proposed transferee on Excess Shares prior to the discovery by the Company that such Shares have been transferred in violation of the provisions of the Company's Declaration of Trust shall be repaid to the

Company upon demand. Any dividends so disgorged will then be paid over to the trustee and held in trust for the Charitable Beneficiary. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.

     All certificates representing Shares will bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5.0% (or such other percentage between 0.5% and 5.0%, as provided in the rules and regulations promulgated under the Code) of the number or value of the outstanding Shares must give a written notice to the Company by January 31 of each year. In addition, each shareholder shall be required upon demand to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of Shares as the Board of Trustees deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

REGISTRAR AND TRANSFER AGENT

     The Registrar and Transfer Agent for the Preferred Shares will be set forth in the applicable Prospectus Supplement.

DEPOSITARY SHARES

     The Trust may, at its option, elect to offer fractional Preferred Shares, rather than full Preferred Shares. In the event such option is exercised, the Trust will issue receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to the Preferred Shares) of a share of such Preferred Shares.

     The Preferred Shares represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Trust and a bank or trust company selected by the Trust having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary Shares Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a Preferred Share represented by such Depositary Share, to all the rights and preferences of the Preferred Share, represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

     The above description of the Depositary Shares is only a summary, is not complete and is subject to, and is qualified in its entirety by, the description in the related Prospectus Supplement and the provisions of the Deposit Agreement (which will contain the form of Depositary Receipt), a copy of which will be filed with the Commission as an exhibit to or incorporated by reference in the Registration Statement.

                            DESCRIPTION OF WARRANTS

     The Trust may issue separately, or together with any Preferred Shares or Common Shares offered by any Prospectus Supplement, Warrants for the purchase of other Preferred Shares or Common Shares (collectively, "Warrants"). The Warrants may be issued under warrant agreements (each, a "Warrant Agreement") to be entered into between the Trust and a bank or trust company, as warrant agent (the "Warrant Agent"), or may be represented by certificates evidencing the Warrants (the "Warrant Certificates"), all as set forth in the Prospectus Supplement relating to the particular series of Warrants. The following summaries of certain provisions of the Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of any related Warrant Agreement and Warrant Certificate, respectively, including the definitions therein of certain terms. Wherever defined terms of the Warrant Agreement are summarized herein or in a Prospectus Supplement, it is intended that such defined terms shall be incorporated herein or therein by reference. In connection with any offering of Warrants, any such Warrant Agreement or a form of any such Warrant Certificate will be filed with the Commission as an exhibit to or incorporated by reference in the Registration Statement.

GENERAL

     The Prospectus Supplement relating to the particular series of Warrants offered thereby will describe the terms of the offered Warrants, any related Warrant Agreement and Warrant Certificate, including the following, to the extent applicable: (a) if the Warrants are offered for separate consideration, the offering price and the currency for which Warrants may be purchased; (b) if applicable, the designation, number, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the Preferred Shares purchasable upon exercise of Preferred Shares Warrants and the price at which such number of Preferred Shares may be purchased upon such exercise; (c) if applicable, the number of shares of Common Shares purchasable upon exercise of Common Shares Warrants and the price at which such number of Common Shares may be purchased upon such exercise; (d) the date, if any, on and after which the offered Warrants and the related Preferred Shares and/or Common Shares will be separately transferable; (e) the date on which the right to exercise the offered Warrants shall commence and the date on which such right shall expire ("Expiration Date"); (f) a discussion of the specific U.S. federal income tax, accounting and other considerations applicable to the Warrants or to any Securities purchasable upon the exercise of such Warrants; (g) whether the offered Warrants represented by Warrant Certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered; (h) any applicable anti-dilution provisions; (i) any applicable redemption or call provisions; (j) any applicable book-entry provisions; and (k) any other terms of the offered Warrants.

     Warrant Certificates will be exchangeable on the terms specified in the related Prospectus Supplement for new Warrant Certificates of different denominations and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement relating thereto. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Preferred Shares or Common Shares purchasable upon such exercise, including the right to receive payments of dividends or distributions of any kind, if any, on the Preferred Shares or Common Shares, respectively, purchasable upon exercise or to exercise any applicable right to vote.

EXERCISE OF WARRANTS

     Each Warrant will entitle the holder thereof to purchase such number of Preferred Shares or Common Shares, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable from, the Prospectus Supplement relating to such Warrant, by payment of such exercise price in full in the currency and in the manner specified in such Prospectus Supplement. Warrants may be exercised at any time up to the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Trust); unexercised Warrants will become null and void.

     Upon receipt at the corporate trust office of the Warrant Agent or any other office indicated in the related Prospectus Supplement of (a) payment of the exercise price and (b) the Warrant Certificate properly completed and duly executed, the Trust will, as soon as practicable, forward the Preferred Shares or Common Shares purchasable upon such exercise to the holder of such Warrant. If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining number of Warrants.

                            SHAREHOLDER RIGHTS PLAN

     On December 17, 1997, the Board of Trustees adopted a shareholder rights plan (the "Shareholder Rights Plan"). Under the Shareholder Rights Plan, one Right (as defined in the Shareholder Rights Plan) will be attached to each outstanding Common Share at the close of business on December 31, 1997, and one Right will be attached to each Common Share issued thereafter. Each Right entitles the holder thereof to purchase from the Trust, under certain conditions, a unit (a "Unit") consisting of one one-thousandth of a Series A Junior Participating Preferred Share, $0.0001 par value, of the Trust for $100 per Unit, subject to adjustment. The Rights may also, under certain conditions, entitle the holders thereof to receive Common Shares, or common shares of an entity acquiring the Company, or other consideration, each having a value equal to twice the exercise price of each Right ($200). The Trust has designated 200,000 Series A Junior Participating Preferred Shares and has reserved such shares for issuance under the Shareholder Rights Plan. The Rights are redeemable by the Trust at a price of $0.0001 per Right. If not exercised or redeemed, all Rights expire on December 31, 2007. The description and terms of the Rights are set forth in the Rights Agreement, dated as of December 17, 1997, between the Trust and Bank Boston, N.A., as Rights Agent.

                       FEDERAL INCOME TAX CONSIDERATIONS
            WITH RESPECT TO THE TRUST AND THE OPERATING PARTNERSHIP

     The following summary of the material federal income tax considerations with respect to the Trust and the Operating Partnership regarding the offering of Securities is based on current law, is for general information only and is not intended as tax advice. The tax treatment of a holder of any of the Securities will vary depending on the terms of the specific Securities acquired or held by such holder as well as such holder's particular situation, and this summary is addressed only to holders that hold Securities as capital assets and does not attempt to address all aspects of federal income taxation relating to holders of the Securities. Nor does it discuss all of the aspects of federal income taxation that may be relevant to certain types of holders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

     EACH PROSPECTIVE PURCHASER OF SECURITIES IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF THE SECURITIES AND OF THE TRUST'S ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE TRUST

     Management of the Trust believes that, commencing with the Trust's taxable year ended December 31, 1994, the Trust has been organized and operated in such a manner as to qualify as a REIT under Sections 856 through 860 of the Code. The Trust intends to continue to operate in such a manner as to qualify for taxation as a REIT in the future, but no assurance can be given that it has or will remain qualified.

     The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the Code sections that govern the federal income taxation of a REIT. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

     Wolf, Block, Schorr and Solis-Cohen LLP has opined that, commencing with the Trust's taxable year ended December 31, 1994, the Trust has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for future taxable periods. It must be emphasized that the opinion of Wolf, Block, Schorr and Solis-Cohen LLP is based on certain assumptions and representations made by the Trust and the Operating Partnership as to factual matters. Moreover, such qualification and taxation as a REIT depend upon the Trust's future ability to meet, through actual annual operating results, certain distribution levels, the diversity of stock ownership requirements and the various other qualification tests imposed under the Code discussed below, the results of which may not be reviewed by Wolf, Block, Schorr and Solis-Cohen LLP. Accordingly, no assurance can be given that the actual results of the Trust's operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see
"-- Failure to Qualify."

     As a REIT, the Trust generally is not subject to federal corporate income taxes on its net income that it currently distributes to shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investment in a corporation. However, the Trust will be subject to federal income or excise tax as follows. First, the Trust will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Trust may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Trust has (i) net income from the sale or other disposition of "foreclosure property" (generally property acquired by a REIT upon the default by a debtor with respect to indebtedness secured by the property or upon the default by a lessee where the REIT was the lessor) which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate tax rate on such income. Fourth, if the Trust has net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property and, effective for the Trust's taxable year ending December 31, 1998, dispositions of property that occur due to involuntary conversion), such income will be subject to a 100% tax. Fifth, if the Trust should fail to satisfy the 75% gross income test or the 95% gross income test (discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (i) the gross income attributable to the greater of the amount by which the Trust fails the 75% test or the 95% test in the taxable year, multiplied by (ii) a fraction generally intended to reflect the Trust's profitability. Sixth, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Trust acquires any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in the Trust's hands is determined by reference to the basis of the asset (or any other property) in the hands of such C corporation, and the Trust recognizes gain on the disposition of such asset during the 10-year period following acquisition of the asset, then, pursuant to guidelines issued by the Internal Revenue Service (the "IRS"), to the extent of the "built-in gain" (the excess of the fair market value of the asset on the date acquired over its adjusted tax basis at that date), such gain will be subject to tax at the highest regular corporate rate. The result described above with respect to the recognition of built-in gain assumes the Trust is eligible to make, and makes, an election pursuant to IRS Notice 88-19.

REQUIREMENTS FOR QUALIFICATION

     The Code defines a REIT as a corporation, trust or association (1) that is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (4) that is neither a financial institution nor an insurance Trust subject to certain provisions of the Code;
(5) the beneficial ownership of which is held by 100 or more persons; (6) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities as "individuals" for these purposes); and (7) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) to
(4), inclusive, must be met during the entire taxable year and that condition
(5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under the rule limiting ownership by five or fewer individuals, REIT shares held by a pension fund generally are treated as held proportionately by its beneficiaries and certain other attribution rules will apply.

     The Trust has satisfied and will continue to satisfy conditions (1) through
(6) above. In making the "five or fewer individuals" determination, if treating interests in the Operating Partnership that can be converted into shares of the Trust as converted into outstanding shares would cause the Trust to fail that test, the interests are deemed to have been converted. In addition, the Trust's Declaration of Trust provides for restrictions regarding transfer of its shares, in order to assist the Trust in continuing to satisfy the share ownership requirements described in (5) and (6) above. Such transfer restrictions are included in the Trust's Declaration of Trust, filed as an exhibit to a report incorporated by reference herein. See "Incorporation of Certain Documents by Reference."


     Code Section 856(i) provides that a corporation which is a "qualified REIT subsidiary" is not to be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and such items (as the case may be) of the REIT. A qualified REIT subsidiary is defined as a corporation 100% of the stock of which is held by the REIT at all times during the existence of the corporation. Effective for the Trust's taxable year ending December 31, 1998, a qualified REIT subsidiary will be defined as any corporation 100% of the stock of which is held by the REIT, regardless of whether the REIT has held such corporation's stock at all times during its existence. Thus, in applying the requirements described herein, the Trust's "qualified REIT subsidiaries" are ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of the Trust.

     In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, the Trust's proportionate share of the assets, liabilities and items of income of the Operating Partnership and the other partnerships through which the Trust's properties are owned (the "Property Partnerships") will be treated as assets, liabilities and items of income of the Trust for purposes of applying the requirements described herein. The references to the gross income or assets of the Trust, as discussed immediately below in "Income Tests" and "Assets Tests," include the Trust's proportionate share of the gross income or assets, as the case may be, of the Operating Partnership and the Property Partnerships.

INCOME TESTS

     For the Trust to maintain its qualification as a REIT, the Trust must satisfy three separate tests based on the nature of the underlying gross income. These requirements must be satisfied annually. First, at least 75% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or certain types of "qualified temporary investment income." Second, at least 95% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities or from any combination of the foregoing. Third, for its taxable years ending on or before December 31, 1997, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Trust's gross income (including gross income from prohibited transactions) for each taxable year.

     Rents received by the Trust will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above provided that several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally is not excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Special rules apply where the tenant is a sublessor with respect to property which permits a REIT to receive rent determined by reference to the income or profits of the tenant in some cases. Second, the Code provides that rents received from a tenant do not qualify as "rents from real property" in satisfying the gross income tests if the REIT, directly or through the applicable ownership attribution rules, owns 10% or more of such tenant (a "Related Party Tenant"). Although the Trust may lease portions of its properties to tenants that may constitute Related Party Tenants, the Trust does not believe that the rents attributable to such leases would cause the Trust to fail to satisfy the 75% or 95% gross income tests. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, the portion of rent attributable to such personal property will not qualify as "rents from real property." The Trust does not anticipate that the rent attributable to the personal property leased in connection with the real property will be greater than 15% of the total rent received under the lease or, if it was as to any particular lease or group of leases, that the rent attributable to the personal property would cause the Trust to fail to satisfy the 75% or 95% gross income tests. Finally, in order for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor that is adequately compensated and from whom the REIT derives no revenue; provided, however, that the Trust may directly perform services "usually and customarily" rendered in connection with the rental of space for occupancy only and that are not otherwise considered "rendered to the occupant" of the property. The Trust has represented that it does not and will not knowingly (i) charge rent for any property that is based in whole or in part on the income or profits of any person or (ii) directly perform services considered to be rendered to the occupant of property, other than services usually and customarily rendered in connection with the rental of space for occupancy only.

     The Trust is a self-managed REIT; i.e., the Operating Partnership performs all of the management and leasing functions with respect to the properties it owns, provided that the services called for do not cause the rents received with respect to those leases to fail to qualify as "rents from real property." To the extent that the services provided are not "usual and customary" under the foregoing rules, the Trust will employ a qualifying independent contractor to render the services. The Trust may provide property management and leasing services to third parties and will provide services to an affiliated entity for a fee.

     Effective for the Trust's taxable years beginning on or after January 1, 1998, the Trust may render a de minimis amount of impermissible services to tenants, or in connection with the management of a property (together, "Impermissible Services"), without having otherwise qualifying rents from the property being disqualified as "rents from real property." In order to qualify for this de minimis exception, the amount received by the Trust for Impermissible Services with respect to any property for any taxable year may not exceed 1% of all amounts received or accrued by the Trust during such taxable year with respect to such property. For purposes of the foregoing, the amount treated as "received" by the Trust for Impermissible Services will not be less than 150% of the Trust's direct cost in rendering such service. However, the amount of any income that the Trust receives for Impermissible Services will not be treated as "rents from real property" for purposes of the gross income tests. The Operating Partnership may receive fees in consideration of the performance of management and administrative services with respect to any properties that are not owned entirely by the Operating Partnership. Although a portion of such management and administrative fees generally will not constitute "qualifying income" for purposes of the 75% and 95% gross income tests, the Trust Management believes that the aggregate amount of such fees, if any (plus any income from Impermissible Services and other nonqualifying income), in any taxable year will not cause the Trust to fail the 75% and 95% gross income tests.

     For purposes of the gross income test, the term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the net income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

     Generally, the failure to satisfy either or both of the 75% and 95% gross income tests will cause the REIT status of the Trust to terminate with the taxable year in which the failure occurs. Relief from the adverse consequences of such failure is available if the Trust's failure to meet such tests was due to reasonable cause and not willful neglect, the Trust attaches a schedule of the nature and the sources of its gross income to its income tax return, and any incorrect information set forth on the schedule is not due to fraud with intent to evade tax. It is not possible to state whether, in all circumstances, the Trust would be entitled to the benefit of these relief provisions. As discussed above in "Taxation of the Trust," even if these relief provisions apply, a tax would be imposed with respect to the excess of 75% or 95% of the Trust's gross income over the Trust's qualifying income in the relevant category, whichever is greater.

ASSET TESTS

     The Trust, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Trust's total assets must be represented by real estate assets (including (i) its allocable share of real estate assets held by partnerships in which the Trust owns an interest or held by "qualified REIT subsidiaries" of the Trust and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Trust), cash, cash items and governmental securities. Second, not more than 25% of the Trust's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Trust may not exceed 5% of the value of the Trust's total assets and the Trust may not own more than 10% of any one issuer's outstanding voting securities (other than the stock of a qualified REIT subsidiary, of which the REIT is required to own all of the stock, or of another real estate investment trust).

     The Operating Partnership owns 8.0% of the voting common stock and 100% of the non-voting common stock of Liberty Property Development Corp. ("Liberty Development") and none of the voting common stock and 100% of the non-voting common stock of Liberty Property Development Corp.-II ("Development-II" and, together with Liberty Development, the "Development Companies"). By virtue of its ownership of partnership interests in the Operating Partnership, the Trust owns its pro rata shares of the common stock of the Development Companies. The Operating Partnership does not own more than 10% of the voting securities of either of the Development Companies and, therefore, the Trust will not own more than 10% of the voting securities of either of the Development Companies. The IRS could contend that the Trust, through its interest in the Operating Partnership, should be viewed as owning more than 10% of the voting securities of either of the Development Companies because of its substantial economic positions in the Development Companies and because of the close business relationships between it and each of the two Development Companies. If such contention were sustained, the Trust would not qualify as a REIT. The Operating Partnership does not possess the requisite power to elect or designate a member of the respective Boards of Directors of the Development Companies, and there is no understanding or arrangement permitting the Trust to exercise voting power or control over the voting common stock of either of the Development Companies not owned by it. Accordingly, Wolf, Block, Schorr and Solis-Cohen LLP and the Trust do not believe that the Trust will be viewed as owning in excess of 10% of the voting securities of either of the Development Companies. Based on its analysis of the estimated value of the securities of the subsidiaries to be owned by the Operating Partnership relative to the estimated value of the other assets to be owned by the Operating Partnership, the Trust has determined that its respective pro rata shares of the securities of the Development Companies held by the Operating Partnership do not exceed 5% of the total value of the Trust's assets. No independent appraisals will be obtained to support this conclusion and Wolf, Block, Schorr and Solis-Cohen LLP, in rendering its opinion as to the qualification of the Trust as a REIT, is relying solely on the representations of the Trust regarding the values of the Development Companies. The 5%-of-value requirement must be satisfied each time the Trust increases its ownership of securities of either of the Development Companies (including as a result of increasing its interest in the Operating Partnership as its limited partners exercise their conversion rights). Although the Trust plans to take steps to insure that it satisfies the 5% value test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in the Operating Partnership's overall interest in either of the Development Companies.

     After initially meeting the asset tests at the close of any quarter, the Trust will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of any quarter as may be required to cure any non-compliance.

ANNUAL DISTRIBUTION REQUIREMENTS

     To qualify as a REIT, the Trust is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to
(A) the sum of (i) 95% of the "REIT taxable income" of the

Trust (computed without regard to the dividends paid deduction and the Trust's net capital gain) and (ii) 95% of the net taxable income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent the Trust does not distribute all of the net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed amount at the regular corporate tax rates applicable to such income. Furthermore, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

     The Trust has made, and intends to make, timely distributions to its shareholders in amounts sufficient to satisfy the annual distribution requirements. The Operating Partnership, as the general partner of each Property Partnership, is authorized under the various partnership agreements to cause distributions to be made to their respective partners of all available cash to permit the Trust to meet the annual distribution requirement. It is possible that, from time to time, the Trust may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at REIT taxable income. Further, it is possible that, from time to time, the Trust may be allocated a share of net capital gain attributable to the sale of depreciable property which exceeds its allocable share of cash attributable to that sale. In such cases, the Trust may have less cash available for distribution than is necessary to meet the annual 95% distribution requirement or to avoid tax with respect to the capital gain or the excise tax imposed on certain undistributed income. To meet the 95% distribution requirement necessary to qualify as a real estate investment trust or to avoid tax with respect to capital gain or the excise tax imposed on certain undistributed income, the Trust may find it appropriate to arrange for short-term (or possibly long-term) borrowings or to pay distributions in the form of taxable stock dividends. Any such borrowings for the purpose of making distributions to shareholders of the Trust are required to be arranged through the Operating Partnership.

     Under certain circumstances, the Trust may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in the Trust's deduction for dividends paid for the earlier year. Thus, the Trust may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Trust will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

FAILURE TO QUALIFY

     If the Trust fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Trust would be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders of the Trust in any year in which the Trust failed to qualify would not be deductible by the Trust nor would there be a requirement to make distributions. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders of the Trust would be taxable as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Trust would also be disqualified from taxation as a REIT for the four taxable years following the year in which qualification was lost. It is not possible to state whether in all circumstances the Trust would be entitled to such statutory relief.

OTHER TAX CONSIDERATIONS

     The Trust may be subject to state or local taxation in various state or local jurisdictions, including those in which it transacts business. The state and local tax treatment of the Trust may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Trust.

     To the extent that the Trust engages in real estate development activities in foreign countries or invests in real estate located in foreign countries, the Trust's profits from such activities or investments will generally be subject to tax in the countries where such activities are conducted or such properties are located. The precise nature and amount of such taxation will depend on the laws of the countries where the activities are conducted or the properties are located. Although the Trust will attempt to minimize the amount of such foreign taxation, there can be no assurance as to whether or the extent to which measures taken to minimize such taxes will be successful. If the Trust satisfies the annual distribution requirements for qualification as a REIT and is, therefore, not subject to federal corporate income tax on that portion of its ordinary income and capital gain that is currently distributed to its shareholders, the Trust will generally not be able to recover the cost of any foreign tax imposed on such profits from its foreign activities or investments by claiming foreign tax credits against its federal income tax liability on such profits. Moreover, the Trust will not be able to pass foreign tax credits through to its shareholders. As a result, to the extent that the Trust is required to pay taxes in foreign countries, the cash available for distribution to its shareholders will be reduced accordingly.

     The Operating Partnership will receive fees from an affiliated entity as consideration for services that the Operating Partnership will provide to such entity in connection with the development and management of the Kings Hill project in the United Kingdom ("U.K."). The amount of this fee income will not be qualifying income for purposes of the 75% or 95% gross income tests, although the Trust does not expect that the revenue derived from such services would cause it to fail the 75% or 95% gross income tests. The Trust may be subject to Corporation Tax in the U.K. at the rate of 33% on its share of such fee income if the Trust is deemed to have a branch or agency in the U.K. as a result of services that may be performed for such entity in the U.K. In addition, rental income received by the Trust with respect to leases of real property in the U.K. would be subject to U.K. withholding tax at the rate of 25%. It is possible that such rental income (together with any gain arising from the sale or other disposition of such properties) could instead be subject to Corporation Tax in the U.K. at the rate of 33% if the U.K. Inland Revenue did not regard the Trust as holding the properties for purposes of long term investment or if such income or gain were deemed attributable to a branch or agency of the Trust in the U.K. Such U.K. taxes will reduce the amount of cash available for distribution by the Trust to its shareholders out of such income.

TAX ASPECTS OF THE TRUST'S INVESTMENTS IN PARTNERSHIPS

     The following discussion summarizes certain federal income tax considerations applicable solely to the Trust's investment in the Operating Partnership and the Property Partnerships (collectively, the "Partnerships").

CLASSIFICATION AS A PARTNERSHIP

     The Trust will be required to include in its income its distributive share of the Operating Partnership's income and to deduct its distributive share of the Operating Partnership's losses, and the Trust and the Operating Partnership will be required to include in computing their income their respective distributive shares of the income and losses of the Property Partnerships only if the Operating Partnership and each of the Property Partnerships is classified, for federal income tax purposes, as a partnership rather than as an association taxable as a corporation.

     For taxable periods prior to January 1, 1997, an organization formed as a partnership was treated as a partnership rather than as a corporation for federal income tax purposes only if it possessed no more than two of the four corporate characteristics that the Treasury Regulations used to distinguish a partnership from a corporation. These four characteristics were continuity of life, centralization of management, limited liability, and free transferability of interests. Although neither the Operating Partnership nor the Property Partnerships requested a ruling from the IRS that they would be classified as partnerships for Federal income tax purposes, rather than as associations taxable as corporations, Wolf, Block, Schorr and Solis-Cohen LLP had opined that, based on the provisions of the respective Partnership Agreements of the Operating Partnership and each Property Partnership, and certain factual assumptions and representations as to each of them, the Operating Partnership and each Property Partnership will be treated as partnerships for federal income tax purposes and not as associations taxable as corporations. Effective January 1, 1997, newly promulgated Treasury Regula-tions eliminated the four-factor test described above and, instead, permit partnerships and other non-corporate entities to be taxed as partnerships for federal income tax purposes without regard to the number of corporate characteristics possessed by such entity. Under those Regulations, both the Operating Partnership and each of the Property Partnerships will be classified as partnerships for federal income tax purposes unless an affirmative election is made by the entity to be taxed as a corporation. The Trust has represented that no such election has been made, or is anticipated to be made, on behalf of the Operating Partnership or any of the Property Partnerships. Under a special transitional rule in the Regulations, the IRS will not challenge the classification of an existing entity such as the Operating Partnership or a Property Partnership for periods prior to January 1, 1997 if: (i) the entity has a "reasonable basis" for its classification; (ii) the entity and each of its members recognized the federal income tax consequences of any change in classification of the entity made within the 60 months prior to January 1, 1997; and (iii) neither the entity nor any of its members had been notified in writing on or before May 8, 1996 that its classification was under examination by the IRS. Neither the Partnership nor any of the Property Partnerships changed their classification within the 60 month period preceding May 8, 1996, nor was any one of them notified that their classification as a partnership for federal income tax purposes was under examination by the IRS. Therefore, in reliance on the opinion previously rendered by Wolf, Block, Schorr and Solis-Cohen LLP, the Operating Partnership and each of the Property Partnerships should continue to be taxed as partnerships for federal tax purposes.

     If for any reason the Operating Partnership or a Property Partnership were taxable as a corporation rather than as a partnership for federal income tax purposes, the Trust would not be able to satisfy the income and asset requirements for status as a REIT. In addition, any change in the Operating Partnership's status or that of a Property Partnership for tax purposes might be treated as a taxable event, in which case the Trust might incur a tax liability without any related cash distribution. See "-- Taxation of the Trust," above. Further, items of income and deduction for the Operating Partnership or a Property Partnership would not pass through to the respective partners, and the partners would be treated as stockholders for tax purposes. Each Partnership would be required to pay income tax at regular corporate tax rates on its net income and distributions to partners would constitute dividends that would not be deductible in computing the Partnership's taxable income.

INCOME TAXATION OF THE PARTNERSHIPS

  Partners, Not the Operating Partnership or Property Partnerships, Subject to
Tax

     A partnership is not a taxable entity for federal income tax purposes. Rather, the Trust will be required to take into account its allocable share of the income, gains, losses, deductions and credits of each of the Operating Partnership and the Property Partnerships for any taxable year of such Partnerships ending within or with the taxable year of the Trust, without regard to whether the Trust has received or will receive any cash distributions. The same will be true for the Operating Partnership with respect to its allocable share of the income, gains, losses, deductions and credits of each of the Property Partnerships.

  Partnership Allocations

     Although a partnership agreement generally will determine the allocation of income and losses among partners, the allocations provided in the partnership agreement will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

     If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of each of the Operating Partnership and the Property Partnerships are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

  Tax Allocations With Respect to Pre-Contribution Gain

     Pursuant to Section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with the unrealized gain associated with the property at the time of the contribution. The amount of such unrealized gain is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (the "Book-Tax Difference"). In general, the fair market value of the properties owned (directly or indirectly) by the Trust and interests in Property Partnerships contributed to the Operating Partnership has been substantially in excess of their respective adjusted tax bases. The Partnership Agreements of each of the Operating Partnership and the Property Partnerships require that allocations attributable to each item of contributed property be made so as to allocate the tax depreciation available with respect to such property first to the partners other than the partner that contributed the property, to the extent of, and in proportion to, their book depreciation, and then, if any tax depreciation remains, to the partner that contributed the property. Upon the disposition of any item of contributed property, any gain attributable to the "built-in" gain of the property at the time of contribution would be allocated for tax purposes to the contributing partner. These allocations are intended to be consistent with the Treasury Regulations under Section 704(c) of the Code.

     In general, participants in the formation of the Trust (and the Partnerships) have been allocated disproportionately lower amounts of depreciation deductions for tax purposes relative to their percentage interests in the Operating Partnership, and disproportionately greater shares relative to their percentage interests in the Operating Partnership of the gain on the sale by the Partnerships of one or more of the contributed properties. These tax allocations will tend to reduce or eliminate the Book-Tax Difference over the life of the Partnerships. Because the Partnership Agreements of the Partnerships adopt the "traditional method" in obtaining items allocable under Section 704(c) of the Code, the amounts of the special allocations of depreciation and gain under the special allocation rules of Section 704(c) of the Code may be limited by the so-called "ceiling rule" and may not always eliminate the Book-Tax Difference on an annual basis or with respect to a specific transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Partnerships may cause the Trust to be allocated less depreciation than would be available for newly purchased properties.

     The foregoing principles also apply in determining the earnings and profits of the Trust. The application of these rules may result in a larger share of the distributions from the Trust being taxable to shareholders as dividends.

  Basis in Operating Partnership Interest

     The Trust's adjusted tax basis in its partnership interest in the Operating Partnership generally (i) will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Trust plus the fair market value of the Shares it issues or cash it pays upon conversion of interests in the Operating Partnership, (ii) has been, and will be, increased by
(a) its allocable share of the Operating Partnership's income and (b) its allocable share of indebtedness of the Operating Partnership and of the Property Partnerships and (iii) has been, and will be, reduced (but not below zero) by the Trust's allocable share of (a) the Operating Partnership's loss and (b) the amount of cash distributed to the Trust, and by constructive distributions resulting from a reduction in the Trust's share of indebtedness of the Operating Partnership and the Property Partnerships.

     If the allocation of the Trust's distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of the Trust's partnership interest in the Operating Partnership below zero, the loss is deferred until such time as the recognition of such loss would not reduce the Trust's adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in the Trust's share of the indebtedness of the Operating Partnership or a Property Partnership (each such decrease being considered a constructive cash distribution to the partners), would reduce the Trust's adjusted tax basis below zero, such distributions (including such constructive distributions) would be includible as taxable income to the Trust in the amount of such excess. Such distributions and constructive distributions would normally be characterized as capital gain, and if the Trust's partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently, one year), the distributions and constructive distributions would constitute long-term capital gain. Based on Treasury Regulations to be issued, the tax rates applicable to such capital gain will likely vary depending on the precise amount of time such interest has been held by the Trust and the nature of the Operating Partnership's property. Based on certain undertakings by limited partners of the Operating Partnership, the Exchangeable Subordinated Debentures issued by the Operating Partnership are allocated for purposes of Section 752 of the Code disproportionately in favor of certain limited partners.

SALE OF THE PARTNERSHIPS' PROPERTY

     Generally, any gain realized by the Operating Partnership or a Property Partnership on the sale of property held by the Operating Partnership or a Property Partnership, or on the sale of partnership interests in the Property Partnerships, if the property or partnership interests are held for more than one year, will be long-term capital gain (except for any portion of such gain that is treated as depreciation or cost recovery recapture), and may result in capital gain distributions to the shareholders. See "-- Taxation of Taxable Domestic Shareholders," below.

     The Trust's share of any gain realized on the sale of any property held by the Operating Partnership or a Property Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the trade or business of any of the Operating Partnership or the Property Partnerships will, however, be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership and the Property Partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating their properties and to make such occasional sales of such properties, including peripheral land, as are consistent with the investment objectives of the Trust and the Operating Partnership. Complete assurance cannot be given, however, that the Trust will be able to avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of business."

TAXATION OF TAXABLE DOMESTIC SHAREHOLDERS

     As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. shareholders as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as gain from the sale or exchange of a capital asset held for more than one year (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its stock. Subject to certain limitations, the Trust may further designate capital gain dividends as a "20% rate gain distribution," an "unrecaptured section 1250 gain distribution," or a "28% rate gain distribution," in which case such dividends will be taxable to recipient individual shareholders when received at tax rates of 20%, 25% and 28%, respectively. If no additional designation is made regarding a capital gain distribution, it will be treated as a 28% rate gain distribution. Corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

     Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a shareholder's shares, they will be included in income as short-term, mid-term or long-term capital gain (depending on the length of time the shares have been held) assuming the shares are a capital asset in the hands of the shareholder. In addition, any dividend declared by the Trust in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Trust and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Trust during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Trust.

     In general, a domestic shareholder will realize capital gain or loss on the disposition of Common Shares equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition, and
(ii) the shareholder's adjusted basis of such Common Shares. Subject to certain exceptions, the maximum rate of tax on net capital gains of individuals, trusts and estates from the sale or exchange of capital assets is 28% in respect of capital assets held for more than one year but not more than 18 months and is 20% in respect of capital assets held for more than 18 months. Any loss upon a sale or exchange of shares by a shareholder who has held such shares for six months or less (after applying certain holding-period rules) will be treated as a long-term capital loss to the extent of distributions from the Trust required to be treated by such shareholder as long-term capital gain.

     Effective for its taxable years beginning on or after January 1, 1998, the Trust may elect to retain its net long-term capital gains recognized during a taxable year ("Retained Gains") and pay a corporate-level tax on such Retained Gains. Corporations are currently subject to a maximum 35 percent tax on recognized capital gains. A shareholder owning the Trust's shares of beneficial interest on December 31 of any taxable year in which the Trust has Retained Gains would be required to include in gross income such shareholder's proportionate share of the Retained Gains (as designated by the Trust in a notice mailed to shareholders within 60 days following the end of the taxable year). The amount of any corporate-level tax paid by the Trust in respect of the Retained Gains (the "Trust Tax") would be treated as having been paid by the shareholders of the Trust and each shareholder would receive a credit for such shareholder's share of the Trust Tax. A shareholder's basis in his shares of beneficial interest would increase by the excess of such shareholder's proportionate share of the Retained Gains over the shareholder's share of the Trust Tax. Unless the Retained Gains were treated as actually distributed, it is possible that the Retained Gains might be subject to the Excise Tax.

BACKUP WITHHOLDING

     The Trust will report to its U.S. shareholders and the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such shareholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide the Trust with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Trust may be required to withhold a portion of capital gain distributions to shareholders who fail to certify their non-foreign status to the Trust. The United States Treasury has recently issued final regulations (the "Final Regulations") which affect the procedures regarding the withholding and information reporting rules discussed above. In general, the Final Regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify and modify reliance standards. The Final Regulations are generally effective for payments made on or after January 1, 1999, subject to certain transition rules. Prospective investors should consult their own tax advisors concerning the adoption of the Final Regulations and the potential effect on their ownership of Common Shares. See "-- Taxation of Foreign Shareholders."

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     Generally, distributions to a tax-exempt entity from a real estate investment trust do not constitute unrelated business taxable income, as defined in Section 512(a) of the Code ("UBTI"), provided that the tax-exempt entity has not financed its acquisition of its shares with "acquisition indebtedness" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. Thus, distributions by the Trust to shareholders that are tax-exempt should not be taxable as UBTI, provided that no acquisition indebtedness was incurred with respect to such shares.

     Some or all of the distributions by a real estate investment trust to a tax-exempt employee's pension fund that owns more than 10% in value of the real estate investment trust are treated as UBTI if the real estate investment trust constitutes a "pension-held REIT" and if other conditions are met. In order to constitute a "pension-held REIT" the real estate investment trust must meet the test for classification as a real estate investment trust only because tax-exempt pension funds are not treated as a single individual for purposes of the "five-or-fewer" rule (see "Risk Factors -- Limitations on Changes in
Control -- Ownership Limit") and either (A) one pension fund owns more than 25% in value of the real estate investment trust or (B) one or more pension funds (holding at least 10% in value of the real estate investment trust each) own, in the aggregate, more than 50% of the value of the real estate investment trust. In addition, the gross income of the real estate investment trust derived from activities that would constitute unrelated trades or businesses, computed as if the REIT was a "qualified trust," must be at least five percent of the gross income of the real estate investment trust in the taxable year in which the distributions are made. The ownership limitations in the Trust's Declaration of Trust (assuming no waiver by the Board of Trustees) would prevent the Trust from being classified as a "pension-held REIT."

TAXATION OF FOREIGN SHAREHOLDERS

     The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex, and no attempt will be made herein to provide more than a summary of the rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in the Common Shares offered hereby, including any reporting requirements, as well as the tax treatment of such an investment under their home country laws. If income from the investment in the Common Shares offered hereby is treated as "effectively connected" with the Non-U.S. Shareholder's conduct of a United States trade or business, the Non-U.S. Shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to the dividends (and may also be subject to the 30% "branch profits" tax in the case of a shareholder that is a foreign corporation). The remainder of this discussion assumes that the distributions do not constitute "effectively connected" income. Prospective investors whose investment in Common Shares may be "effectively connected" with the conduct of a United States trade or business should consult their own tax advisors as to the tax consequences thereof.

     Distributions by the Trust that are not attributable to gain from sales or exchanges by the Trust of United States real property interests and not designated by the Trust as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Trust. Such distributions, ordinarily, will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. Distributions in excess of current and accumulated earnings and profits of the Trust will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's shares, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares in the Trust, as described below. The Trust expects to withhold United States income tax at the rate of 30% on the gross amount of any distributions made to a Non-U.S. Shareholder unless
(i) a lower treaty rate applies and the Non-U.S. Shareholder files all necessary forms required to establish eligibility for the lower rate and provides certification as to such eligibility, if necessary, or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Trust certifying that the investment to which the distribution relates is "effectively connected" to a United States trade or business of such Non-U.S. Shareholder. Lower treaty rates generally applicable to dividend income may not necessarily apply to distributions from a REIT, such as the Trust. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. Pursuant to recently enacted legislation, effective for distributions made after August 20, 1996, the Trust is obligated to withhold 10% of the amount of any distribution in excess of the Trust's current and accumulated earnings and profits. However, amounts withheld are refundable if it is subsequently determined that the distribution was in excess of current and accumulated earnings and profits of the Trust and the amount withheld exceeded the Non-U.S. Shareholders' United States tax liability, if any.

     For any year in which the Trust qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Trust of United States real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Shareholder as if the gain were "effectively connected" with a United States business. Non-U.S. Shareholders would be taxed at the normal capital gain rates applicable to domestic shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), without regard to whether such distributions are designated by the Trust as capital gain dividends. Also, distributions subject to FIRPTA may be subject to a 30% "branch profits" tax in the hands of a foreign corporate shareholder not entitled to treaty exemption. The Trust is required by applicable income tax regulations that have been promulgated under the Code (the "Treasury Regulations") to withhold 35% of any distribution that could be designated by the Trust as a capital gains dividend. This amount is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

     Gain recognized by a Non-U.S. Shareholder upon a sale of shares generally will not be taxed under FIRPTA if the Trust is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. The Trust currently is a "domestically controlled REIT," and anticipates continuing to be so classified, and therefore the sale of the Common Shares offered hereby should not be subject to taxation under FIRPTA. However, because the Common Shares will be publicly traded, no assurance can be given that the Trust will continue to so qualify. Notwithstanding the foregoing, any gain not otherwise subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the shares is effectively connected with the Non-U.S. Shareholder's United States trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to the gain (a shareholder that is a foreign corporation may also be subject to the 30% "branch profits" tax), or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals and, in the case of foreign corporations, subject to the possible application of the 30% "branch profits" tax).

     If the proceeds of a disposition of Common Shares are paid by or through a United States office of a broker, the payment is subject to information reporting requirements and to backup withholding unless the disposing Non-U.S. Shareholder certifies as to his name, address, and non-United States status or otherwise establishes an exemption. Generally, United States information reporting and backup withholding will not apply to the payment of disposition proceeds if the payment is made outside the United States through a non-United States broker. United States information reporting (but not backup withholding) will apply, however, to a payment of disposition proceeds outside the United States if (i) the payment is made through an office outside the United States that is either (a) a United States person, (b) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (c) a "controlled foreign corporation" for United States federal income tax purposes, and (ii) the broker fails to obtain documentary evidence that the Shareholder is a Non-U.S. Shareholder and that certain conditions are met or that the Non-U.S. Shareholder is otherwise entitled to an exemption. The Final Regulations, issued by the United States Treasury on October 6, 1997, affect the rules applicable to payments to foreign persons. In general, the Final Regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify and modify reliance standards. The Final Regulations also address certain issues relating to intermediary certification procedures designed to simplify compliance by withholding agents. The Final Regulations are generally effective for payments made on or after January 1, 1999, subject to certain transition rules. Prospective investors should consult their own tax advisors concerning the adoption of the Final Regulations and the potential effect on their ownership of Common Shares.

TAXATION OF HOLDERS OF DEBT SECURITIES

     As used herein, the term "U.S. Holder" means a holder of a Debt Security who (for United States Federal income tax purposes) is (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate, the income of which is subject to United States federal income tax without regard to its source, (iv) a Trust if a court within the United States is able to exercise primary supervision over the administration of the Trust and one or more United States persons have the authority to control all substantial decisions of the Trust, or (v) any other person who is subject to United States Federal income taxation on a net income basis with respect to a Debt Security and "U.S. Alien Holder" means a holder of a Debt Security who is not a U.S. Holder. In the case of a holder of a Debt Security that is a partnership for United States tax purposes, and each partner will take into account its allocable share of income or loss from the Debt Security, and will take such income or loss into account under the rules of taxation applicable to such partner, taking into account the partnership and the partner.

U.S. HOLDERS

  Payments of Interest

     Interest on a Debt Security will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the U.S. Holder's method of accounting for tax purposes.

  Purchase, Sale and Retirement of the Debt Securities

     A U.S. Holder's tax basis in a Debt Security will generally be its U.S. dollar cost.

     A U.S. Holder will generally recognize gain or loss on the sale or retirement of a Debt Security equal to the difference between the amount realized on the sale or retirement and the U.S. Holder's tax basis in the Debt Security. Except to the extent attributable to accrued but unpaid interest, gain or loss recognized on the sale or retirement of a Debt Security will be capital gain or loss, will be a long-term capital gain or loss if the Debt Security was held for more than one year and may be eligible for a reduced rate of tax if the Debt Security was held for more than 18 months and in certain other circumstances.

U.S. ALIEN HOLDERS

     This discussion assumes that the Debt Security is not subject to the rules of Section 871(h)(4)(A) of the Code (relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party).

     Under present United States Federal income and estate tax law, and subject to the discussion of backup withholding above:

          (i) payments of principal, premium (if any) and interest by the Operating Partnership or any of its paying agents to any holder of a Debt Security that is a U.S. Alien Holder will not be subject to United States Federal withholding tax if, in the case of interest (a) the beneficial owner of the Debt Security does not actually or constructively own 10% or more of the capital or profits interest in the Operating Partnership, (b) the beneficial owner of the Debt Security is not a controlled foreign corporation that is related to the Operating Partnership through stock ownership, and (c) either (A) the beneficial owner of the Debt Security certifies to the Operating Partnership or its agent, under penalties of perjury, that it is not a U.S. person and provides its name and address or
     (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Debt Security certifies to the Operating Partnership or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

          (ii) a U.S. Alien Holder of a Debt Security will not be subject to United States Federal withholding tax on any gain realized on the sale or exchange of a Debt Security; and

          (iii) a Debt Security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for purposes of the United States Federal estate tax as a result of the individual's death if (a) the individual did not actually or constructively own 10% or more of the capital or profits interest in the Operating Partnership, and (b) the income on the Debt Security would not have been effectively connected with a United States trade or business of the individual at the time of the individual's death.

     Special rules may apply in the case of U.S. Alien Holders (i) that are engaged in a United States trade or business, (ii) that are former citizens or long term residents of the United States, "controlled foreign corporations," "foreign personal holding companies," corporations which accumulate earnings to avoid United States Federal income tax, and certain foreign charitable organizations, each within the meaning of the Code, or (iii) certain non-resident alien individuals who are present in the United States for 183 days of more during a taxable year. Such persons are urged to consult their own tax advisors before purchasing a Debt Security.

                              PLAN OF DISTRIBUTION

     The Trust and/or the Operating Partnership, as the case may be, may sell the Securities being offered hereby: (a) directly to purchasers; (b) through agents; (c) through underwriters; (d) through dealers; or (e) through a combination of any such methods of sale. The Securities may also be used as all or part of the consideration to be paid by the Trust or the Operating Partnership for the acquisition of non-operating assets for which financial statements would not be required to be filed with the Commission, or in exchange for units of limited partnership interest of the Operating Partnership. In addition, Common Shares may be offered hereby in exchange for certain debt securities of the Operating Partnership that are exchangeable for such Common Shares.

     The distribution of the Securities may be effected from time to time in one or more transactions: (a) at a fixed price or at final prices, which may be changed; (b) at market prices prevailing at the time of sale; (c) at prices related to such prevailing market prices; or (d) at negotiated prices. Offers to purchase Securities may be solicited directly by the Trust or the Operating Partnership, as the case may be, or by agents designated by the Trust or the Operating Partnership, as the case may be, from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Trust or the Operating Partnership, as the case may be, to such agent will be set forth, in the applicable Prospectus Supplement.

     If an underwriter is, or underwriters are, utilized in the offer and sale of Securities in respect of which this Prospectus and the accompanying Prospectus Supplement are delivered, the Trust and/or the Operating Partnership will execute an underwriting agreement with such underwriter(s) for the sale to it or them and the name(s) of the underwriter(s) and the terms of the transaction will be set forth in such Prospectus Supplement, which will be used by the underwriter(s) to make resales of the Securities in respect of which this Prospectus and such Prospectus Supplement are delivered to the public.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Trust and/or the Operating Partnership will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

     Certain of the underwriters, dealers or agents utilized by the Trust and/or the Operating Partnership in any offering hereby may be customers of, including borrowers from, engage in transactions with, and perform services for, the Trust and/or the Operating Partnership or one or more of their respective affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with the Trust or the Operating Partnership, as the case may be, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

     Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the Securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

     If underwriters create a short position in the Securities in connection with the offering thereof, (i.e., if they sell more Securities than are set forth on the cover page of the applicable Prospectus Supplement), the representatives of such underwriters may reduce that short position by purchasing Securities in the open market. Any such representatives also may elect to reduce any short position by exercising all or part of the over-allotment option described in the applicable Prospectus Supplement.

     Any such representatives also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase Securities in the open market to reduce the underwriters' short position or to stabilize the price of the Securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering thereof.

     In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the offering.

     Neither the Company nor any of the underwriters, if any, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities. In addition, neither the Company nor any of the underwriters, if any, makes any representation that the representatives of the underwriters, if any, will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL OPINIONS

     Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania, has rendered an opinion with respect to the legality of the Securities to be issued by the Operating Partnership. Weinberg & Green LLC, Baltimore, Maryland, has rendered an opinion with respect to the legality of the Securities to be issued by the Trust. The statements in this Prospectus under the caption "Federal Income Tax Considerations with Respect to the Trust and the Operating Partnership" and the other statements herein relating to the Trust's qualification as a real estate investment trust will be passed upon for the Trust by Wolf, Block, Schorr and Solis-Cohen LLP, although such firm has rendered no opinion as to matters involving the imposition of non-U.S. taxes on the operations of, and distributions of payments from, its United Kingdom affiliate. Michael M. Dean, a partner of Wolf, Block, Schorr and Solis-Cohen LLP, is the sole trustee of irrevocable trusts established by three of the Trust's senior executives for the benefit of their respective children. Each of such trusts received limited partnership interests in the Operating Partnership in connection with the Company's formation in exchange for interests in the Rouse Group owned by such trusts.

                                    EXPERTS

     The consolidated financial statements of the Trust and the Operating Partnership for the years ended December 31, 1996 and 1995 and the period from June 23, 1994 through December 31, 1994 and the combined financial statements of the Rouse Group for the period January 1, 1994 through June 22, 1994, appearing in the Annual Reports (Form 10-K) of the Trust and the Operating Partnership for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The statements of operating revenues and certain operating expenses of (i) 650-660 E. Swedesford Road, (ii) the Minnesota Properties, (iii) the South Carolina Properties, (iv) the Detroit Properties, (v) 4198 Cox Road, (vi) 4510 Cox Road, (vii) the Patuxent Woods Properties, (viii) the Horsham Properties and
(ix) the Greenville Properties, each of such capitalized terms as defined in the respective Current Reports (Form 8-K) of the Company and the Operating Partnership relating thereto, all of such statements for the year ended December 31, 1996 and appearing in the respective Current Reports (Form 8-K) of the Company and the Operating Partnership, filed on February 13, 1997, March 5, 1997, March 5, 1997, June 25, 1997, November 4, 1997, November 4, 1997, November 13, 1997, November 19, 1997 and December 11, 1997, respectively, have been audited by Fegley & Associates, independent auditors, as set forth in their reports thereon included in the respective Current Reports (Form 8-K) and incorporated herein by reference. Such statements of operating revenues and certain operating expenses are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Trust and the Operating Partnership are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the Commission, including proxy statements in the case of the Trust. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Electronic filings made through the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") are publicly available through the Commission's Web site (http://www.sec.gov). The Common Shares are listed on the NYSE, and reports, proxy statements and other information regarding the Trust and the Operating Partnership may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     The Trust and the Operating Partnership have filed with the Commission a Registration Statement on Form S-3 (together with any amendments thereto, the "Registration Statement") under the Securities Act with respect to the Securities offered hereby. This Prospectus constitutes a part of the Registration Statement. As permitted by the rules and regulations of the Commission, this Prospectus and the applicable Prospectus Supplement do not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus, the applicable Prospectus Supplement or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to in this Prospectus or the applicable Prospectus Supplement are not necessarily complete and, in each instance where such contract or document has been filed as an exhibit to the Registration Statement or other document incorporated by reference, reference is made to the copy of such contract or other document, each such statement being qualified in all respects by such reference. The Registration Statement, together with exhibits thereto, may be inspected at the Commission's public reference facilities in Washington, D.C., and copies of all or any part thereof may be obtained from the Commission upon the payment of prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission under the Exchange Act are hereby incorporated by reference herein as of their respective dates:

     (a) The Annual Report on Form 10-K of the Trust and the Operating Partnership for the fiscal year ended December 31, 1996;

     (b) The Quarterly Reports on Form 10-Q of the Trust and the Operating Partnership for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

     (c) The Current Reports on Form 8-K of the Trust and the Operating Partnership filed February 13, 1997, March 5, 1997, March 21, 1997, June 25, 1997, July 7, 1997, August 6, 1997, August 11, 1997, August
          16, 1997, November 4, 1997, November 13, 1997, November 19, 1997,
          November 20, 1997, December 11, 1997, December 15, 1997 and December 18, 1997 (as amended on December 23, 1997); and

     (d) The description of the Common Shares contained in the Registration Statement on Form 8-A of the Trust registering such securities under
          Section 12 of the Exchange Act.

     All documents and reports filed by the Trust or the Operating Partnership pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offering described herein shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents or reports, except as to any portion of any future annual or quarterly report to the holders of securities of the Trust or the Operating Partnership or any proxy or information statement which is not deemed to be filed under such provisions.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement, this Prospectus and the applicable Prospectus Supplement to the extent that a statement contained herein, in the applicable Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in the Registration Statement or this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Prospectus or the applicable Prospectus Supplement.

     The Company will provide without charge to each person to whom a copy of this Prospectus or the applicable Prospectus Supplement has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to the Company at 65 Valley Stream Parkway, Malvern, Pennsylvania 19355, Attention: Investor Relations; telephone
(610) 648-1700.

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses of the sale and distribution of the Securities being registered, all of which are being borne by the Company. Such costs and expenses do not include amounts that may be incurred upon the issuance of certain types of securities represented hereunder.

        Securities and Exchange Commission registration fee..............  $  442,500
        NASD Filing Fee..................................................      30,500
        Printing and engraving...........................................     650,000
        Blue Sky fees and expenses.......................................      10,000
        Trustees' fees and expenses......................................      10,000
        Rating agency fees and expenses..................................     722,500
        Legal and accounting fees and expenses...........................   1,325,000
        Miscellaneous....................................................     225,000
                                                                           ----------
          Total..........................................................  $3,415,500
                                                                           ==========

     All expenses, except the Securities and Exchange Commission registration fee and the NASD filing fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Trust

     Under Section 8-301(15) and 2-418 of the Maryland General Corporation Law, as amended, the Trust has the power to indemnify trustees and officers under certain prescribed circumstances (including when authorized by a majority vote of a quorum of disinterested trustees, by a majority vote of a committee of two or more disinterested trustees, by independent legal counsel, or by shareholders) and, subject to certain limitations (including, unless otherwise determined by the proper court, when such trustee or officer is adjudged liable to the Trust), against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a trustee or officer of the Trust if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provisions including when such trustee or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Trust's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Article XII of the Trust's By-laws provides that the Trust has the power to indemnify trustees, officers and shareholders of the Trust against expenses (including legal fees) reasonably incurred by any of them in connection with the successful defense of a proceeding to which such person was made a party by reason of such status, whether the success of such defense was on the merits or otherwise, to the maximum extent permitted by law. The trustees, officers and shareholders of the Trust also have the right, in certain circumstances, to be paid in advance for expenses incurred in connection with any such proceedings.

  The Operating Partnership

     Section 8570 of the Pennsylvania Revised Uniform Limited Partnership Act authorizes the Operating Partnership to indemnify any partner or other person from and against any and all claims and demands whatsoever, unless it is determined by a court that the act or omission giving rise to the claim of indemnification constituted willful misconduct or recklessness.

     Reference is made to Section 7.8 of the Operating Partnership's Second Restated and Amended Limited Partnership Agreement, as amended to the date hereof (the "Partnership Agreement"), a copy of which is filed as Exhibit 3.1.2 to the Registration Statement, which provides for indemnification of the general partners and others. Section 7.8(d) of the Partnership Agreement authorizes the Operating Partnership to purchase and maintain insurance on behalf of the general partner and others against any liability that may be asserted against or expenses that may be incurred by such person regardless of whether the Operating Partnership would have the power to indemnify such person against liability under the Partnership Agreement.

     Reference is made to Section 7.9 of the Partnership Agreement which limits the general partner's liability for monetary or other damages.

ITEM 16.  EXHIBITS.


 ITEM                                        DESCRIPTION
------  -------------------------------------------------------------------------------------
    1*  Form of Underwriting Agreement.
   4.1  Form of Senior Indenture by and between the Operating Partnership and the First
        National Bank of Chicago. (Incorporated by reference to Exhibit 4.1 filed with the
        Registrants' Quarterly Report on Form 10-Q for the fiscal quarter ended June 30,
        1997).
   4.2  Form of Subordinated Indenture by and between the Operating Partnership and the First
        National Bank of Chicago. (Incorporated by reference to Exhibit 10.6 filed with the
        Registrants' Quarterly Report on Form 10-Q for the fiscal quarter ended September 30,
        1997).
  4.3*  Form of Supplemental Indenture.
  4.4*  Rights Agreement, dated as of December 17, 1997, by and between the Trust and the
        Rights Agent (including as Exhibit A thereto the Form of Articles Supplementary
        Relating to Designation, Preferences, and Rights of Series A Junior Participating
        Preferred Shares of Liberty Property Trust, as Exhibit B thereto the Form of Rights
        Certificate and as Exhibit C thereto the Summary of Rights to Purchase Series A
        Junior Participating Preferred Shares). (Incorporated by reference to Exhibit 1 filed with the Trust's Registration Statement on Form 8-A filed with Commission on December
        23, 1997).
  5.1*  Opinion and Consent of Wolf, Block, Schorr and Solis-Cohen LLP.
  5.2*  Opinion and Consent of Weinberg & Green LLC.
 12.1*  Statements regarding computation of certain ratios.
  23.1  Consent of Ernst & Young LLP.
  23.2  Consent of Fegley & Associates.
 23.3*  Consent of Wolf, Block, Schorr and Solis-Cohen LLP (included in Exhibit 5.1).
 23.4*  Consent of Weinberg & Green LLC (included in Exhibit 5.2).
 24.1*  Powers of Attorney.


---------------

* Previously filed.


     Additional exhibits to the Registration Statement will be filed with or incorporated by reference in the Registration Statement in connection with the future amendments or supplements to the prospectus forming a part of the Registration Statement.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

        Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (i) and (ii) of this paragraph do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a trustee, officer or controlling person of either Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by either of them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 as amended (the "TIA") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on the 5th day of January, 1998.


                                          LIBERTY PROPERTY TRUST

                                          By: /s/ WILLARD G. ROUSE III

                                            ------------------------------------
                                                    Willard G. Rouse III
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed below by the following persons in the capacities with the above Registrant and on the dates indicated.



                SIGNATURE                                 TITLE                      DATE
------------------------------------------    -----------------------------    ----------------

         /s/ WILLARD G. ROUSE III             Chairman of the Board of         January 5, 1998
------------------------------------------      Trustees and Chief
           Willard G. Rouse III                 Executive Officer
                                                (Principal Executive
                                                Officer)

       /s/ GEORGE J. ALBURGER, JR.            Chief Financial Officer          January 5, 1998
------------------------------------------      (Principal Financial and
         George J. Alburger, Jr.                Accounting Officer)

                    *                         Trustee                          January 5, 1998
------------------------------------------
          Frederick F. Buchholz

                    *                         Trustee                          January 5, 1998
------------------------------------------
            George F. Congdon

           /s/ JOSEPH P. DENNY                Trustee                          January 5, 1998
------------------------------------------
             Joseph P. Denny

                    *                         Trustee                          January 5, 1998
------------------------------------------
            J. Anthony Hayden

                    *                         Trustee                          January 5, 1998
------------------------------------------
            M. Leanne Lachman

                    *                         Trustee                          January 5, 1998
------------------------------------------
           David L. Lingerfelt

                SIGNATURE                                 TITLE                      DATE
------------------------------------------    -----------------------------    ----------------

                    *                         Trustee                          January 5, 1998
------------------------------------------
              John A. Miller

                    *                         Trustee                          January 5, 1998
------------------------------------------
            Stephen B. Siegel



*By: /s/WILLARD G. ROUSE III

     ------------------------------

            Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and have duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on the 5th day of January, 1998.


                                        LIBERTY PROPERTY LIMITED PARTNERSHIP

                                        BY: Liberty Property Trust, as its sole
                                            general partner

                                        By: /s/   WILLARD G. ROUSE III

                                           -------------------------------------
                                                   Willard G. Rouse III
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed below by the following persons in the capacities indicated with the sole general partner of the above Registrant and on the dates indicated.



                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    ------------------

         /s/ WILLARD G. ROUSE III           Chairman of the Board of        January 5, 1998
------------------------------------------    Trustees and Chief
           Willard G. Rouse III               Executive Officer
                                              (Principal Executive
                                              Officer)

       /s/ GEORGE J. ALBURGER, JR.          Chief Financial Officer         January 5, 1998
------------------------------------------    (Principal Financial and
         George J. Alburger, Jr.              Accounting Officer)
                    *                       Trustee                         January 5, 1998
------------------------------------------
          Frederick F. Buchholz

                    *                       Trustee                         January 5, 1998
------------------------------------------
            George F. Congdon

           /s/ JOSEPH P. DENNY              Trustee                         January 5, 1998
------------------------------------------
             Joseph P. Denny

                    *                       Trustee                         January 5, 1998
------------------------------------------
            J. Anthony Hayden

                    *                       Trustee                         January 5, 1998
------------------------------------------
            M. Leanne Lachman

                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    ------------------

                    *                       Trustee                         January 5, 1998
------------------------------------------
           David L. Lingerfelt

                    *                       Trustee                         January 5, 1998
------------------------------------------
              John A. Miller

                    *                       Trustee                         January 5, 1998
------------------------------------------
            Stephen B. Siegel

      *By: /s/ WILLARD G. ROUSE III
------------------------------------------
             Attorney-in-Fact